                                                           Execution Copy 6/4/97

                        JMB - 40 BROAD STREET ASSOCIATES,

                                                        LANDLORD

                                       And

                            INFINITE TECHNOLOGY GROUP

                                                TENANT

                            -------------------------

                                      LEASE

                            -------------------------

                                DEMISED PREMISES:

                                40 BROAD STREET
                                   SUITE 1900
                               NEW YORK, NEW YORK

                                TABLE OF CONTENTS

Article                                                                     Page

1     BASIC LEASE PROVISIONS ..................................................1

2     TERM, PREPARATION AND POSSESSION OF DEMISED PREMISES ....................2

3     USE .....................................................................3

4     FIXED RENT ..............................................................4

5     TAXES ...................................................................4

6     OPERATING EXPENSES ......................................................6

7     ELECTRICITY .............................................................9

8     LANDLORD'S PROPERTY, TENANT'S PROPERTY .................................10

9     REPAIRS, ALTERATIONS AND LIENS .........................................11

10    COMPLIANCE WITH LAWS ...................................................13

11    ASSIGNMENT, SUBLETTING, MORTGAGING .....................................14

12    INSURANCE ..............................................................19

13    DAMAGE OR DESTRUCTION ..................................................21

14    LANDLORD'S LIABILITY ...................................................22

15    CONDEMNATION ...........................................................23

16    CONDITIONS OF LIMITATION ...............................................24

17    RE-ENTRY BY LANDLORD ...................................................25

18    LANDLORD'S REMEDIES, DAMAGES ...........................................26

19    SERVICES AND EQUIPMENT .................................................28

20    ACCESS; RIGHT TO CHANGE PUBLIC PORTIONS OF BUILDING ....................29

21    BROKER .................................................................30

22    SUBORDINATION ..........................................................30

23    LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL ................................31

24    ESTOPPEL CERTIFICATE ...................................................32

25    SURRENDER OF DEMISED PREMISES ..........................................32

26    NOTICES ................................................................33


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Section                                                                     Page
-------                                                                     ----

27    SECURITY DEPOSIT .......................................................33

28    COVENANT OF QUIET ENJOYMENT ............................................34

29    PARTNERSHIP TENANT .....................................................34

30    MISCELLANEOUS ..........................................................35

Exhibits
--------

A     FLOOR PLAN
A-1   LANDLORD'S WORK
B     CLEANING SCHEDULE
C     RULES AND REGULATIONS

      THIS LEASE is made as of the 4th day of June, 1997, between JMB-40 Broad Street Associates, 40 Broad Street, New York, New York 10004 ("Landlord") and Infinite Technology Group, a New York corporation, having an address at 77 Jericho Turnpike, Mineola, New York 11501 ("Tenant").

                              W I T N E S S E T H:

      Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1
                             BASIC LEASE PROVISIONS

The Building:                        40 Broad Street
                                     New York, New York

The Land:                            The land upon which the Building is
                                     located.

Demised Premises                     A portion of the nineteenth (19th) floor of
                                     the Building consisting of approximately
                                     3,218 square feet shown by hatching on the floor plan attached hereto as Exhibit A and made a part hereof.

Commencement Date:                   That date which is the later to occur of:
                                     (a) seven (7) Business Days following
                                     Substantial Completion of Landlord's Work, or (b) June 15, 1997.

Expiration Date:                     That date which is the last day of the
                                     calendar month in which the 5th anniversary of the Commencement Date occurs.

Landlord's Work:                     The work described on Exhibit A-1 attached
                                     hereto and made a part hereof. Landlord has made and makes no representations as to the date on which it will complete Landlord's
                                     Work and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and this Lease and the Commencement Date shall not be affected thereby. If, for any reason whatsoever, Landlord's Work is not substantially completed by the Commencement
                                     Date, then Landlord shall be entitled to have access to the Demised Premises to complete Landlord's Work and the payment of Fixed Rent and additional rent shall not be affected thereby.

Fixed Rent:

Period                               Annual Fixed Rent       Monthly Installment
------                               -----------------       -------------------

From the Commencement Date              $67,578.00              $5,631.50
through and including the last
day of the twenty-fourth
(24th) month following the
month in which the
Commencement Date occurs

From the first day of the                70,796.00               5,899.66
twenty-fifth (25th) month
following the month in which
the Commencement Date occurs
through and including the last
day of the thirty-sixth (36th)
month
following the month in
which the Commencement Date
occurs

From the first day of the                74,014.00               6,167.83
thirty-seventh month (37th)
month following the month in
which the Commencement date
occurs through and including
the Expiration Date

Base Tax Year:                       The fiscal year commencing on July 1, 1997
                                     and ending June 30, 1998.

Tenant's Proportionate Share         1.24% (computed by using a fraction, the
                                     numerator of which is the total number of square feet in the Demised Premises
                                     (3,218) and the denominator of which is the total number of square feet in the Building
                                     (259,802)).

Base Operating Year:                 The twelve (12) month period commencing on
                                     January 1, 1997 through and including
                                     December 31, 1997.

Electricity:                         Direct Meter with Con Edison as Per Article
                                     7.

Broker:                              Helmsley-Noyes
                                     Heitman Properties of New York

Security Deposit:                    $5,631.50

Notices:                             If to Tenant,    Infinite Technology Group
                                                      77 Jericho Turnpike
                                                      Mineola, New York 11501

                                     a copy to:       Farrell Fritz Caemmerer
                                                       Cleary Barnosky &
                                                       Armentano
                                                      EAB Plaza
                                                      Uniondale, New York 11566
                                                      Attention: Charles M.
                                                       Strain, Esq.

                                     If to Landlord,  Heitman Properties of New
                                                       York Ltd.
                                                      40 Broad Street
                                                      New York, New York 10004
                                                      Attention: Building
                                                       Manager

                                     a copy to:       Gordon Altman Butowsky
                                                       Weitzen Shalov & Wein
                                                      114 West 47th Street
                                                      New York, NY 10036
                                                      Attention: Jeffrey M.
                                                       Gussoff, Esq.

                                    ARTICLE 2
              TERM, PREPARATION AND POSSESSION OF DEMISED PREMISES

      Section 2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants and conditions of this Lease, the Demised Premises. Tenant shall have the right to use, for purposes of access to and egress from the Demised Premises, in common with others, the lobbies, elevators and other public portions of the Building. The term of this Lease shall commence on the Commencement Date and shall expire on the Expiration Date, or on such earlier date, if any, on which the term of this Lease shall be sooner terminated pursuant to any of the conditions or provisions of this Lease or pursuant to law. Promptly after the occurrence of the Commencement Date, the parties shall execute and deliver to the other an agreement in recordable form and content reasonably satisfactory to Landlord (the "Commencement Date Agreement") which shall state, among other things, the Commencement Date and Expiration Date of the term hereof. The delay or failure of the parties to enter into the Commencement Date Agreement shall not affect the dates herein described as the Commencement Date or Expiration Date.

      Section 2.02. Except as otherwise provided in Exhibit A-1 attached hereto and incorporated by reference herein, Tenant shall take possession of the Demised Premises "as is", and Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy, except that Landlord shall perform Landlord's Work.

      Section 2.03. If Landlord, for any reason whatsoever, shall be unable to give Tenant possession of the Demised Premises on the Commencement Date, Landlord shall not be subject to any liability, nor shall the validity of this Lease or the obligations of Tenant hereunder be thereby affected. Without limiting the foregoing, the parties hereto expressly waive the provisions of
Section 223-a of the Real Property Law and agree that the foregoing is intended to constitute an express "provision to the contrary" within the meaning of said
Section 223-a.

                                    ARTICLE 3
                                       USE

      Section 3.01. Tenants shall use and occupy the Demised Premises solely for executive and general business office purposes and for no other purpose.

      Section 3.02. If any governmental license or permit, other than a certificate of occupancy for the Building, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and furnish a photostatic copy thereof to Landlord upon Landlord's request therefor. Tenant shall at all times comply with the terms and conditions of each such license or permit.

      Section 3.03. (a) Any provision hereof to the contrary notwithstanding, Tenant shall not use the Demised Premises or any part thereof or permit the Demised Premises or any part thereof to be used (i) for a banking, trust company, depository, guarantee or safe deposit business, (ii) as a savings bank, or as a savings and loan association or as loan company, (iii) for the sale of travelers' checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for a pantry for the preparation of coffee or tea,
(v) as a stock broker's or dealer's office or for the underwriting of securities, (vi) as a school, (vii) by any agency or department of the United States Government or the City or State of New York or any foreign government or instrumentality, (viii) for public stenography, (ix) for an employment or placement agency, or (x) for the business of photographic or offset printing.

            (b) Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way
(i) violate any of the provisions of any "Superior Lease" or "Superior Mortgage", as defined herein, the certificate of occupancy for the Demised Premises or the Building or the requirements of public authorities, (ii) cause, or in Landlord's reasonable opinion be likely to cause, physical damage to the Building, (iii) constitute a public or private nuisance, (iv) impair the appearance, character or reputation of the Building, (v) interfere with the normal operation of the heating, air-conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, or (vi) impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building.

                                    ARTICLE 4
                                   FIXED RENT

      Section 4.01. Throughout the term of this Lease, Tenant shall pay Fixed Rent in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, except that Tenant shall pay the first monthly installment of Fixed Rent upon the execution and delivery of this Lease by Tenant. In the event that the Commencement Date shall be a date other than the first day of a calendar month, Fixed Rent shall be prorated for such period from the Commencement Date to the end of such calendar month.

      Section 4.02. All costs and expenses (other than Fixed Rent) which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed and constitute additional rent hereunder, and in the event of nonpayment, Landlord shall have all the rights and remedies with respect thereto as is herein and at law provided for in case of nonpayment of Fixed Rent.

      Section 4.03. All Fixed Rent and additional rent shall be paid promptly when due, without notice or demand therefore, and without any abatement, deduction or set-off for any reason whatsoever, except as may be expressly provided in this Lease, and shall be paid in lawful money of the United States to Landlord or Landlord's agent at such place as Landlord or Landlord's agent may designate by notice to Tenant. Any checks tendered by Tenant in payment of Fixed Rent, additional rent and adjustments of Fixed Rent, shall be either (a) a teller's or cashier's or official bank check of a bank which is a member of the New York Clearing House Association and shall be payable to the order of Landlord (or Landlord's agent) or (b) Tenant's good, unendorsed check drawn on a bank which is a member of the New York Clearing House Association and payable to the order of Landlord (or Landlord's agent).

      Section 4.04. If all or any part of the Fixed Rent or additional rent shall at any time become uncollectable, reduced or required to be refunded by virtue of any rules, regulations, orders, laws and ordinances (including, without limitation, rent control or stabilization laws) of governmental or quasi-governmental authorities (collectively, "Laws and Ordinances"), then, for the period prescribed by such Laws and Ordinances, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Laws and Ordinances. Upon the expiration of the applicable period of time during which such amounts shall be uncollectable, reduced or refunded, Tenant shall pay to Landlord all such uncollected, reduced or refunded amounts that would have been payable for such period of time absent such Laws and Ordinances to the extent permitted by law.

      Section 4.05. In addition to any other remedies Landlord may have under this Lease, if any Fixed Rent or additional rent payable hereunder by Tenant to Landlord are not paid within five (5) days after the date due hereunder, (a) Tenant shall pay to Landlord a late charge equal to $250,000 and (b) such Fixed Rent or Additional Rent shall bear interest at the rate of one and one-half (1-1/2%) percent per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be additional rent hereunder.

      Section 4.06. Notwithstanding the foregoing, commencing on the Commencement Date, monthly Fixed Rent shall abate for the first three (3) calendar months of the Term; provided, however, that if at any time during the term of this Lease (including any extensions or renewals thereof), Tenant fails to cure a default within the applicable cure period under this Lease, then with respect to the abatement of any prospective monthly Fixed Rent shall immediately become null and void, and within ten (10) days after request by Landlord, Tenant shall pay to Landlord an amount equal to any and all Monthly Fixed Rent previously abated. The abatement of monthly Fixed Rent provided herein shall not relieve Tenant from the performance of Tenant's other obligations under this Lease including the obligation to pay on a timely basis all Rent Adjustments and all other additional rent and other obligations under this Lease, which shall become due and payable during the term.

                                    ARTICLE 5
                                      TAXES

      Section 5.01. In addition to the Fixed Rent hereinbefore reserved, Tenant covenants and agrees to pay to Landlord, as additional rent, sums computed in accordance with the following sections hereof.

      Section 5.02. For the purposes of this Article and other provisions of this lease:

            (a) The term "Taxes" shall mean all real estate taxes, assessments, special assessments, water and sewer rents, governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any and every kind or nature whatsoever, which are or may be assessed or imposed upon the Land, the Building and the sidewalks, plazas, streets and alleys in front of or adjacent thereto, and any rights or interests appurtenant thereto under the laws of the United States, the State of New York or any political subdivision thereof or by the City of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated (including without limitation any tax, excise or fee, measured by or payable with respect to any rents, licenses or other charges received by Landlord and levied against Landlord and/or the Land and/or Building) be shall levied against Landlord and/or the Land and/or the Building in substitution, in whole or in part, or as an addition to or in lieu of any Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of the term "Taxes" for the purposes hereof, excluding any income, corporate franchise, estate, inheritance, succession, capital stock or transfer tax levied on Landlord. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land or the Building. If Landlord shall receive a refund of Taxes for any Tax Year in respect of which Tenant has made a Tenant's Tax Payment, Landlord shall, at Landlord's option, either pay to Tenant or credit against the next payment of additional rent payable by Tenant pursuant to this Lease, Tenant's Proportionate Share of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same.

            (b) The term "Tax Year" shall mean each twelve (12) month period following the Base Tax Year, any portion of which period occurs during the term of this Lease.

      Section 5.03 Tenant shall pay to Landlord, as additional rent hereunder, an amount (the "Tax Payment") equal to Tenant's Proportionate Share of the amount, if any, by which the Taxes for any Tax Year, any part of which shall occur during the term of this Lease, shall exceed the Taxes payable for the Base Tax Year, whether such increase results from a higher tax rate or an increase in the assessed valuation of the Land or the Building, or both, or from any other cause or reason whatsoever. A copy of the tax bill of The City of New York or other taxing authority imposing Taxes on the Land or the Building shall be sufficient evidence of the amount of Taxes. Notwithstanding the fact that the aforesaid additional rent is measured by Taxes, such amount is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Taxes by reason of Tenant's diplomatic status or for any other reason whatsoever.

      Section 5.04. With respect to each Tax Year occurring in whole or in part during the term of this Lease, Tenant shall pay to Landlord the Tax Payment, in equal monthly installments during the calendar year in which such Tax Year commences, in the manner hereinafter described. At any time during the calendar year in which a Tax Year commences, Landlord may furnish to Tenant a written estimate (a "Tax Estimate") setting forth Landlord's estimate of the Tax Payment for such Tax Year ("Estimated Tax Payment"). Such estimate shall be determined by Landlord by applying to the most recently announced assessed value of the Land and Building (whether final or otherwise) such tax rate as Landlord shall anticipate is the tax rate to be finally determined for such Tax Year. Subject to adjustment as hereinafter provided, Tenant shall pay Landlord on the first day of each month during each calendar year occurring in whole or in part during the term hereof, an amount equal to one-twelfth (1/12th) of the Estimated Tax Payment for the Tax Year commenting during such calendar year. If Landlord furnishes a Tax Estimate for the Tax Year subsequent to the commencement of the calendar year in which such Tax Year begins, then (a) until the first day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month and amount equal to the monthly sum payable by Tenant to Landlord with respect to the previous Tax Year, (b) promptly after the Tax Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord during such calendar year was greater or less than the installments of the Estimated Tax Payment to be paid during such calendar year in accordance with the Tax Estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the additional rent payable under this Lease, and (c) on the first day of the month following the furnishing to Tenant of the Tax Estimate, and monthly thereafter until the rendering to Tenant of a Tax Statement (hereinafter defined) for such Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the amount shown on such Tax Estimate. At any time during or after such Tax Year, (x) Landlord shall furnish to Tenant a written statement (a "Tax Statement") setting forth the Tax Payment for such Tax Year, and stating whether the sum of the installments previously paid by Tenant to Landlord pursuant to the sum of the installments previously paid by Tenant to Landlord pursuant to the Tax Estimate or otherwise for such Tax Year was greater or less than the sum of the installments of the Tax Payment to be paid for such Tax Year in accordance with the Tax Statement, (y) any deficiency or overpayment shall be disposed of in the manner of a deficiency or overpayment in Estimated Tax Payment, and (z) on the first day of the month following the month in which the Tax Statement is furnished to Tenant, and monthly thereafter until a new Tax Estimate or Tax Statement is furnished to Tenant, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on the Tax Statement.

                                    ARTICLE 6
                               OPERATING EXPENSES

      Section 6.01. In addition to the annual Fixed Rent, Tenant covenants and agrees to pay, as additional rent, sums computed in accordance with the following sections hereof.

      Section 6.02. For the purposes of this Article 6 and other provisions of this Lease:

            (a) The term "Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf which are properly allocable to the ownership, management, repair, maintenance, replacement, restoration or operation of the Building, the Land and any plazas, sidewalks, curbs and appurtenances thereto, including, without limitation, the following items (which items are illustrative of items to be included in Operating Expenses):

                  (1) "Labor Costs" (as such term is hereinafter defined) of persons performing services required in connection with the operation, repair and maintenance of the Land or the Building;

                  (2) the cost of (including, without limitation, any rental cost of) materials and supplies used in the operation, cleaning, safety, security, renovation, replacement, repair and maintenance of the Building, its plazas, sidewalks, curbs and appurtenances, and any plant, equipment, facilities and systems designed to supply heat, ventilation, air conditioning or any other services or utilities, or comprising any portion of the electrical, gas, steam, plumbing, sprinkler, mechanical, communications, alarm, security or fire/life safety systems or equipment, including any sales and other taxes thereon;

                  (3) the depreciation for, or the rental cost or value (including applicable sales taxes) of, hand tools and other movable equipment used in the operation, cleaning, safety, security, repair or maintenance of the Building, its plazas, sidewalks, curbs and appurtenances;

                  (4) reasonable legal, accounting and other professional fees incurred in connection with the operation or management of the Land or the Building;

                  (5) amounts charged to Landlord by independent contractors for services, materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, its plazas, sidewalks, curbs and appurtenances, including the heating, air-conditioning, ventilation, plumbing, electrical, elevator, safety and other systems of the Building;

                  (6) the cost of all charges for window cleaning and other cleaning, janitorial, security and other services, in and about the Building, its plazas, sidewalks, curbs and appurtenances;

                  (7) premiums paid by Landlord for rent, casualty, boiler, sprinkler, plate-glass, liability and fidelity insurance with respect to the Land or Building, its plazas, sidewalks, curbs and appurtenances, and any other insurance Landlord maintains or is required to maintain with regard to the Land or the Building or the maintenance or operating thereof;

                  (8) costs (including all applicable taxes) for electricity
(as measured by the Building's dedicated electric meters and evaluated under the same rate classification and frequency that Landlord is charged by the public utility furnishing electricity to the Building), steam, telephone, and other utilities for the portions of the Land and the Building not leased and occupied by tenants in the Building and for utilities and electricity (so measured and evaluated) consumed in connection with the operation of the heating, ventilating and air conditioning equipment servicing the Building, including the tenanted portions thereof;

                  (9) water charges and sewer rents or charges to the extent not specifically reimbursable by tenants of the Building;

                  (10) the cost of painting and otherwise decorating any non-tenant areas of the Building, its plazas and sidewalks;

                  (11) holiday decorations for the lobby and other public portions of the Building, its plazas and sidewalks;

                  (12) dues, fees and contributions paid to civic organizations and associations representing Landlord, or of which Landlord is a member, in the City of New York;

                  (13) franchise, license and similar fees and charges paid by Landlord to any governmental agency for the privilege of owning, leasing, operating, maintaining or servicing the Building or any of its equipment, property or appurtenances;

                  (14) the cost of exterior and interior landscaping of non-tenant areas of the Land, the Building, its plazas and sidewalks;

                  (15) the cost of uniforms, work clothes and dry cleaning for personnel of the Building;

                  (16) the cost or value, or the cost or value of the rental, together with the cost of installation, of any Building security or other system used in connection with life or property protection installed after the Base Year (including the cost, or the cost or value of the rental, of all machinery, electronic systems and other equipment comprising any part thereof), as well as the cost of the operation and repair of any such system in operation during the Base Year;

                  (17) whether or not capitalized under generally accepted accounting principles, costs for alterations and improvements to the Building made after the Base Year by reason of the laws and requirements of any public authorities or the requirements of insurance bodies or Landlord's insurer, provided, however, that to the extent such costs are capitalized under generally accepted accounting principles, such cost shall be amortized over a period of five years;

                  (18) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of other first class office buildings in New York County;

                  (19) whether or not capitalized under generally accepted accounting principles, the cost of improvements, equipment or machinery installed for the purpose of reducing energy consumption or reducing other Operating Expenses, provided, however that to the extent such costs are capitalized under generally accepted accounting principles, such costs shall be amortized over a period of five years;

                  (20) all other charges properly allocable to the repair, ownership, management, maintenance, replacement, restoration or operation of the Building in accordance with real estate accounting practices customarily used in New York City.

            The term "Labor Costs" shall mean all expenses incurred by Landlord or on Landlord's behalf which shall be related to employment of personnel, including without limitation amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes. Workers' Compensation insurance, liability benefits, pensions, hospitalization, retirement plans and insurance (including, without limitation, group life and disability), uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement relating to such employees. With respect to employees who are not employed on a full-time basis with respect to the Building, a prorata portion of expenses allocable to the time any such employee is employed with respect to the Building shall be included in Labor Costs.

            (b) The following items are to be excluded from Operating Expenses:
(1) Labor costs in respect of officers and executives of Landlord, unless for work actually performed in or about the Building ordinarily done by a third person, and then only at compensation no higher than that which would have been paid to such third person; (2) legal or other fees, leasing commissions, advertising expenses, promotional expenses and other costs incurred in leasing or attempting to lease any portion of the Building; (3) any insurance premium to the extent that Landlord is specifically entitled to be reimbursed therefor by Tenant pursuant to this Lease (other than pursuant to this Article) or by any other tenant or other occupant of the Building pursuant to its lease (other than pursuant to an operating expenses escalation clause contained therein); (4) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated, including reimbursement by any tenant; (5) the cost of any alterations, additions, changes, replacements, improvements and repairs and other items which are made in order to prepare space for occupancy by a new tenant; (6) the cost of electricity furnished to the Demised Premises or any other space in the Building leased to tenants and for which tenants are specifically billed in accordance with the terms of their leases; (7) all Taxes; and (8) refinancing costs.

            (c) The cost of any item which was included in Operating Expenses for the Base Year and which is no longer being incurred by Landlord by reason of the installation of a labor saving device or other capital improvement shall be deleted from Operating Expenses for the Base Year in connection with the calculation of the Operating Payment for all Operating Years from and after the Operating Year in which such installation occurs.

            (d) If during all or part of any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or
(iv) for any other reason, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses of furnishing such item or work or services to such portion of the Building or to such tenant.

            (e) The term "Operating Year" shall mean each twelve (12) month period following the Base Operating Year, any portion of which period occurs during the term of this Lease.

            (f) The term "Operating Statement" shall mean a written statement prepared by Landlord or its agent, setting forth Landlord's computation of the sum payable by Tenant under this Article for a specified Operating Year.

      Section 6.03. For each Operating Year, any part of which shall occur during the term of this Lease, Tenant shall pay an amount (the "Operating Payment") equal to Tenant's Proportionate Share of the amount, if any, by which Operating Expenses for such Operating Year shall exceed the Operating Expenses for the Base Operating Year, provided, however, that if the Commencement Date shall occur other than on the first day of an Operating Year or if the term of this Lease shall expire or be sooner terminated on other than the last day of an Operating Year, then the Operating Payment in respect thereof shall be prorated to correspond to that portion of such Operating Year occurring within the term of this Lease.

      Section 6.04. At any time during each Operating Year, Landlord may furnish to Tenant a written statement (an "Estimate Statement") setting forth Landlord's estimate of the Operating Payment for such Operating Year (the "Estimated Payment"). Tenant shall pay to Landlord on the first day of each month during each Operating Year an amount equal to one twelfth (1/12th) of the Estimated Payment. If Landlord furnishes an Estimate Statement for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which the Estimate Statement is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the previous Operating Year, (ii) promptly after the Estimate Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Operating Year was greater or less than the installment of the Estimated Payment to be paid for the current Operating Year, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the additional rent payable under this Lease; and

(iii) on the first day of the month following the month in which the Estimate Statement is furnished to Tenant, and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Estimated Payment shown on the Estimate Statement. Landlord may, not more than twice during each Operating Year, furnish to Tenant a revised Estimate Statement; if a revised Estimate Statement is furnished to Tenant, the Estimated Payment for such Operating Year shall be adjusted in the same manner as provided in the preceding sentence.

      Section 6.05. At any time during or after each Operating Year, Landlord shall furnish to Tenant an annual statement (the "Annual Statement") for such Operating Year. If the Annual Statement shows that the Estimated Payment (or other payments) for such Operating Year exceed the Operating Payment which should have been paid for Operating Year, Landlord shall credit the amount of such excess against the next monthly installment of Fixed Rent payable under this Lease; if the Annual Statement for such Operating Year shows that the Estimated Payment for such Operating Year was less than the Operating Payment (or other payments) which should have been paid for such Operating Year, Tenant shall pay the amount of such deficiency within ten (10) days after receipt of the Annual Statement.

      Section 6.06. Each Annual Statement shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt thereof, Tenant shall notify Landlord that it disputes the correctness of the Annual Statement, specifying the particular respects in which the Annual Statement is claimed to be incorrect. If such notice is sent, provided Tenant shall pay the amount shown to be due to Landlord on the disputed Annual Statement, the parties agree that, due to the confidential nature of Landlord's books and records, either party may refer the decision of the issue raised to a reputable independent firm of certified public accountants selected by Landlord, and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party).

                                    ARTICLE 7
                                   ELECTRICITY

      Section 7.01. As part of Landlord's Work, Landlord shall install (to the extent not already installed) one or more electric meters in the Demised Premises to measure electrical consumption. Tenant shall obtain and pay for Tenant's entire separate supply of electric current to the Demised Premises (including the heating and air-conditioning equipment located therein) by direct application to and arrangement with the public utility company servicing the Building. Tenant shall, at its sole cost and expense, maintain in good working order, electric meters ("Meters"), feeders, risers and wiring serving the Demise Premises to distribute and measure the electricity consumed by Tenant in the Demised Premises. Landlord will permit its electric feeders, risers and wiring serving the Demised PRemises to be used by Tenant to the extent available and safely capable of being sued for such purpose.

      Section 7.02. Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. All such additional electrical work and installations shall comply with the regulations of Landlord then in effect regarding the type and quality of such additional electrical equipment and installations.

      Section 7.03. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements for any reason whatsoever. If either the quantity of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall (a) constitute an actual or constructive eviction in whole or in part, (b) entitle Tenant to any abatement or diminution of Fixed Rent or additional rent, (c) relieve tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

      Section 7.04. Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, beyond that on Tenant's approved plans for initial occupancy, other than lamps, typewriters, desktop computers and other office machines which consume comparable amounts of electricity, without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation servicing the Demised Premises. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, liabilities, damages, losses and expenses arising out or in connection with the use by Tenant of such feeders, risers and wiring serving the Demised Premises in violation of the foregoing.

      Section 7.05. Landlord shall furnish, install and replace, as required all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's Property upon the expiration or sooner termination of this Lease.

      Section 7.06. To the extent not previously provided for in Section 6.02(a)(8), if any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that Tenant's prorata share of such taxes shall be reimbursed by Tenant to Landlord as additional rent.

                                    ARTICLE 8
                     LANDLORD'S PROPERTY, TENANT'S PROPERTY

      Section 8.01. Except to the extent provided in Section 8.02 hereof, all alterations, decorations, installations, additions, fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, including, without limitation, any and all paneling, partitions, railings, mezzanine floors, galleries and the like, and whether or not by or at the expense of Tenant (herein collectively called "Landlord's Property") shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant. Any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall also fall within the definition of and constitute part of Landlord's Property and shall not be removed by Tenant unless Tenant shall simultaneously therewith or promptly thereafter install like replacements of equivalent or better quality, in which event any such replacement(s) shall be deemed Landlord's Property.

      Section 8.02. All moveable partitions, business and trade fixtures, machinery and equipment, including communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building (except (i) where same is a replacement of an item theretofore furnished and paid for by Landlord or against which Tenant has received a credit, any such replacement being deemed Landlord's Property, and (ii) all other articles of moveable property which constitute Landlord's Property) and all furniture, furnishings and other articles of moveable property owned by Tenant and located in the Demised Premises (herein collectively called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided, however, that if any of Tenant's Property is removed, Tenant, at Landlord's option, shall repair or pay to Landlord, Landlord's reasonable and necessary costs (including, in either case, a fifteen percent (15%) supervisory fee) of repairing any damage to the Demised Premises or to the Building resulting from the removal thereof or caused by the original installation thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord and shall not be considered Tenant's property but shall instead be deemed Landlord's Property.

      Section 8.03. At or before the Expiration Date of the term of this Lease or the date of any earlier termination of this Lease, Tenant, at its expense, shall remove from the Demised Premises all of Tenant's Property. Upon any removal of Tenant's Property, Tenant, at Tenant's sole cost and expense, shall promptly restore the portion(s) of the Demised Premises affected by such removal to their original condition and shall repair any damage to the Demised Premises or the Building resulting from any such removal and/or the original installation of Tenant's Property.

      Section 8.04. Any items of Tenant's Property which shall remain in the Demised Premises following Tenant's moving therefrom and after the Expiration Date of the term of this Lease, or after any earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in any such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense and Tenant shall pay to Landlord promptly upon being billed therefor, all of Landlord's reasonable and necessary costs incurred in connection with any such removal and disposition as well as in connection with any restoration of the Demised Premises required by such removal.

                                    ARTICLE 9
                          REPAIRS, ALTERATIONS AND LIENS

      Section 9.01. (a) Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the interior non-structural elements of (i) the Demised Premises, (ii) the electrical, plumbing, sprinkler, air conditioning, heating and venting systems installed by or on behalf of Tenant therein or (iii) Tenant's fixtures and appurtenances therein, (iv) Tenant's Property, (v) Landlord's Property (excluding any portions thereof which comprise a part of any Building system, Tenant's obligations with respect to which are set forth in the following sentence), and (vi) Tenant's Changes and Tenant's Work, and shall make all repairs and repairs and replacements thereto as and when needed to preserve them in good working order and condition. Tenant shall, as its sole cost and expense, promptly replace all scratched, damaged or broken doors and glass in and to the Demised Premises and shall be responsible for all repairs, maintenance and replacements of wall and floor coverings in the Demised Premises and for the repair, maintenance and replacements of all sanitary, plumbing, and electrical fixtures and equipment located therein and exclusively servicing the Demised Premises, except for repairs, maintenance or replacement of the sanitary and plumbing systems (including, without limitation the faucets and flushometers) servicing the core lavatories on the floors on which the Demised Premises are located which shall be Landlord's responsibility unless damaged by Tenant, its agents or contractors or their respective employees. In addition, Tenant shall be responsible, as its sole cost and expense, for making all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Demised Premises and the Building and the facilities and systems thereof, the need for which is caused by or arises out of
(i) the performance or existence of any Tenant's work or alterations, (ii), the installation, use or operation of any Tenant's Property or Landlord's Property in the Demised Premises, (iii) the moving of any Tenant's Property or any Landlord's Property in or out of the Building, and (iv) the acts, omission, neglect, improper conduct or other cause of Tenant or any of its sublessees, or its or their employees, agents, contractors, visitors, licensees or invitees.

            (b) All repairs, maintenance and replacements for which Tenant is responsible for pursuant to this Section shall be performed in accordance with the requirements of this Article 9. If Tenant fails to make any repairs, restorations or replacements for which Tenant is responsible under this Lease, Landlord, after notice to Tenant and reasonable opportunity to do so, except in an emergency when no notice shall be required, may (but shall not be obligated to) make same and Landlord's costs of doing so, plus a fifteen percent (15%) supervisory fee to Landlord, shall be collectible as additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days after rendition of Landlord's bill or statement therefor.

            (c) Tenant agrees that the design and construction of the entrance to the Demised Premises, including limitation all signage, shall be subject to the approval of Landlord as provided for herein and shall conform to the Building's standard for multi-tenanted floors.

      Section 9.02. Except for those matters which are Tenant's responsibility as provided in Section 9.01 hereof, Landlord, at its expense, shall maintain and keep the public portions of the Building, the structural portions of the Building and the Demised Premises and the systems and facilities servicing the Demised Premises in good working order, condition and repair. Tenant shall give Landlord prompt notice of any defective condition of which it has knowledge in any Building plumbing, heating or cooling system or electrical line located in, servicing or passing through the Demised Premises. Landlord shall use reasonable efforts to minimize disruption to the conduct of Tenant's business in connection with any repairs or maintenance of the Building or the Demised Premises.

      Section 9.03. Except as otherwise may be expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, equipment, systems or appurtenances of the Building or the Demised Premises.

      Section 9.04. Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises ("Tenant Changes") or perform any other work without Landlord's prior written consent, which consent shall not be unreasonable withheld or delayed, and then only by contractors or mechanics selected from Landlord's then approved list, or selected by Tenant and approved by Landlord; provided, however, if Tenant selects such contractor or mechanic not on Landlord's then approved list but approved by Landlord, Tenant agrees to pay to Landlord as a supervisory fee an amount equal to fifteen percent (15%) of the cost of Tenant Changes (such fee shall be paid to Landlord prior to the commencement of any such Tenant Changes, based on the estimated cost of such Tenant Changes, and, upon the completion of such Tenant Changes, Tenant shall pay to Landlord the difference, if any, of (a) 15% of the actual cost of such Tenant Changes and (b) the amount previously paid as the supervisory fee prior to the commencement of such Tenant Changes). Tenant agrees to supply Landlord with financial and other information about such contractors and mechanics as Landlord may reasonably request prior to any bidding for any such work. All Tenant Changes shall be done at Tenant's sole cost and expense at such times and in such manner as Landlord may from time to time designate and in full compliance with all laws, rules and regulations of all governmental bodies having jurisdiction thereover. Landlord shall not be liable for any failure of the air-conditioning, and heating and ventilating equipment in the Demised Premises installed by Landlord, which is caused by Tenant Changes, and Tenant shall correct any condition causing such failure.

      Section 9.05. Prior to commencing any Tenant Changes or any other work pursuant to the provisions of this Article, and as a condition to Landlord granting its consent, Tenant shall furnish Landlord for its approval with:

            (a) copies of all governmental permits and authorizations which may be required in connection with such work.

            (b) a certificate evidencing that Tenant (or Tenant's contractors) has (have) procured Workers Compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, any Superior Lessor, Superior Mortgagee, Tenant or the Building.

            (c) such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 12 hereof) as Landlord or Landlord's managing agent may reasonably require.

            (d) Such security (including, without limitation, a bond issued by a surety licensed to do business in the State of New York) in form and amount as Landlord shall deem reasonable necessary.

            (e) To the extent permitted by law, unconditional waivers of mechanic's liens signed by contractors, subcontractors, materialmen and laborers to become involved in such work.

            (f) plans and specifications (including architectural, engineering, mechanical, electrical and plumbing drawings, if applicable) for the work to be done and copies of all contractors and subcontractors selected by Tenant.

      Section 9.06. Tenant shall keep accurate and complete cost records of Tenant Changes and shall furnish photostatic copies thereof and of all contracts entered into and work orders issued by Tenant in connection therewith to Landlord's managing agent, certified as correct by Tenant, within 45 days of Landlord's managing agent's request therefor.

      Section 9.07. Tenant will not do any act of suffer any act which will, in any way, encumber the title of Landlord (or Tenant) in and to the Demised Premises nor will the interest or estate of Landlord or Tenant in the Demised Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant.

      Section 9.08. Tenant will not suffer or permit any liens to be filed against the Demised Premises, the Building or any part thereof, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien is at any time filed against the Demised Premises or the Building, Tenant will cause the same to be discharged of record within ten (10) days after the date of filing the same, by either payment, deposit or bonding and if Tenant shall fail to do so, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Landlord will be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including reasonable attorneys' fees, in defending such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, will become due and payable as additional rent on the date of payment or deposit as the case may be.

      Section 9.09. Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to a right to file any lien against Landlord's interest in the Demised Premises.

                                   ARTICLE 10
                              COMPLIANCE WITH LAWS

      Section 10.01. Tenant shall give prompt notice to Landlord of any notice that Tenant may receive of the violation of any law, ordinance, order, regulation, or requirement of any public authority or direction of any public officer or official applicable to the Demised Premises.

      Section 10.02. Tenant, at its expense, shall comply with all laws, orders, ordinances, regulations and requirements of any public authorities and directions made pursuant to law by any public officer or officers which, in respect of the Demised Premises or the use and occupancy thereof or the abatement of any nuisance in, on or about the Demised Premises, shall impose any violation, order or duty upon Landlord or Tenant arising from (a) Tenant's occupancy, use or manner of use of the Demised Premises, (b) any installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant, or (d) any breach of any of Tenant's obligations hereunder, and Tenant shall pay to Landlord, as additional rent hereunder, promptly upon being billed therefor, amounts equal to all costs, expenses, fines, penalties and damages which may be imposed upon or incurred by Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Subject to the provisions of Section 10.03 hereof, Tenant may defer compliance with any such law, requirement or direction so long as Tenant shall be contesting the validity thereof or the applicability thereof to the Demised Premises, in accordance with the provisions of Section 10.03. Notwithstanding the foregoing, Tenant shall not be required to make any alterations to the Demised Premises to comply with any such laws for which compliance requires alterations to be made to the other portions of the Building for general office use as distinct from Tenant's particular manner of use.

      Section 10.03. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of any public authority, or direction of any public officer provided that:

            (a) Landlord shall not be subject to civil or criminal penalty or to prosecution for a crime, nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

            (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, and shall be, as to its provisions and form, satisfactory to Landlord, and in an amount at least equal to one hundred and twenty five (125%) percent of the cost of such compliance

(as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties, expenses (including reasonable attorneys' fees and expenses) resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord;

            (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of the Tenant; and

            (d) Tenant shall keep Landlord advised as to the status of such proceedings.

      Without limiting the application of the foregoing, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent, as the case may be, is required to plead or answer thereto.

      Section 10.04. To the extent that compliance is not Tenant's obligation pursuant to Section 10.02 hereof, Landlord, at Landlord's expense, shall comply with or cause to be complied with, all laws, orders, ordinances regulations and requirements of any public authority or lawful direction of any public official or officer which, with respect to the public portions of the Building, shall affect Tenant's access to the Demised Premises or which shall affect the Building systems servicing the Demised Premises. Landlord, however, may defer such compliance so long as Landlord shall be contesting the validity or applicability thereof.

                                   ARTICLE 11
                       ASSIGNMENT, SUBLETTING, MORTGAGING

      Section 11.01. Except as otherwise provided for in this Article 11, Tenant shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (a) assign or otherwise transfer this Lease or any interest therein or offer or advertise to do so, (b) sublet or suffer or permit the Demised Premises or any part thereof to be used, occupied or utilized by anyone other than Tenant or offer or advertise to do so, or (c) mortgage, pledge, encumber or otherwise hypothecate (any of which shall be referred to as a "Mortgaging") this Lease or the Demised Premises or any part thereof in any manner whatsoever. The consent by Landlord to any assignment, subletting or mortgaging shall not in any manner be construed to relieve Tenant, or any assignee or sublessee from obtaining Landlord's prior express written consent to any other or further assignment, subletting, or Mortgaging. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or a portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others.

      Section 11.02. (a) For purposes of this Article, (i) the transfer by any means of the legal or beneficial interests in either voting power, capital or profits in Tenant or in any corporation, partnership or other entity directly, or indirectly comprising Tenant, of the majority of the issued and outstanding capital stock of any corporate Tenant or subtenant, or the transfer of a majority of the beneficial interest in any other entity (partnership or otherwise) which is the Tenant or a subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or a sublease, as the case may be, (ii) a takeover agreement shall be deemed an assignment of this Lease, (iii) a modification, amendment or extension of a sublease previously consented to shall be deemed a new sublease, (iv) a merger or consolidation of Tenant with another entity shall be deemed an assignment of this Lease and (v) the sale of all or substantially all of the assets of Tenant shall be deemed an assignment of this Lease. Tenant agrees to furnish Landlord with such information as Landlord may reasonably request from time to time in order to assure Landlord that neither Tenant nor any subtenant have violated the provisions of this Article 11. Notwithstanding the foregoing, Section 11.01 shall not prohibit the merger or consolidation of a corporate Tenant with a corporation or the transfer of substantially all of a corporate Tenant's assets to a corporation, which corporation in either circumstance is controlled by Tenant or is under common control with Tenant, provided that in any of such events:

            (x) such merger, consolidation or transfer of assets is being consummated for a good business purpose, and not principally for the purpose of transferring Tenant's interest in this Lease,

            (y) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of
(A) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (B) the net worth of Tenant herein named on the date of this Lease, and

            (z) proof reasonable satisfactory to Landlord of such business purpose and net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

      Section 11.03. (a) If Tenant desires to assign this Lease or sublet all or any portion of the Demised Premises, Tenant agrees to use as its exclusive rental agent for such purpose the then managing agent of the Building and to notify such managing agent of its desire to so assign this Lease or sublet all or part of the Demised Premises. (In the event of such an assignment or subletting, Tenant shall pay to such managing agent, at agent's then prevailing commission rates, a full leasing commission on account thereof.) Upon obtaining a proposed assignee or sublessee, upon terms satisfactory to Tenant, Tenant shall give notice ("Tenant's Notice") thereof to Landlord and in such notice shall set forth in reasonable detail (i) the name and address of the proposed assignee or sublessee, (ii) the nature and character of the business of the proposed assignee or sublessee and its proposed use of the Demised Premises,
(iii) current financial information with respect to the proposed assignee or sublessee including, without limitation, its most recent financial report, (iv) the business terms and conditions of the proposed assignment or subletting, the effective date of which shall be not less than forty-five (45) days after the giving of Tenant's Notice, (v) in the event of a desired subletting of less than all of the Demised Premises, a description and floor plan of the proposed subleased premises, and (vi) any other information reasonable requested by Landlord.

            (b) Within thirty (30) days following receipt of Tenant's Notice containing the above required information, Landlord may elect any of the options hereinafter set forth in this subsection 11.03(b):

                  (1) In the event of a proposed assignment or in the event of a proposed subletting of all or substantially all of the Demised Premises, Landlord, at its option, exercisable by notice given to Tenant within the aforesaid thirty (30) day period, may (i) terminate this Lease, or (ii) in the event of a proposed assignment, require Tenant to assign this Lease to Landlord or its designee, or (iii) in the event of a proposed subletting, require Tenant to enter into a sublease of the Demised Premises to Landlord or its designee upon the terms set forth in Section 11.04 hereof, in all cases effective as of a date specified in Landlord's termination notice which date shall be the later of
(x) the effective date proposed by Tenant for such assignment or subletting, or
(y) a date, as Landlord may determine in its sole discretion, which shall be not more than ninety (90) days after giving of Landlord's termination notice. If Landlord shall exercise such termination option, then the term of this Lease shall cease and expire on the date specified in Landlord's termination notice with the same force and effect as if such date were originally provided herein as the Expiration Date of the term hereof.

                  (2) In the event of a proposed sublease for less than all or substantially all of the Demised Premises but for all or substantially all of the balance of the term hereof, Landlord, at its option, exercisable by notice given to Tenant within said thirty (30) day period, may (i) terminate this Lease only as to the portion of the Demised Premises which the proposed sublease would cover, or (ii) require Tenant to enter into a sublease of such portion of the Demised Premises to Landlord or its designee upon the terms set forth in Section
11.04 hereof, in both cases effective as of date specified in Landlord's termination notice which date shall be the later of (x) the effective date proposed by Tenant for such subletting, or (y) a date, as Landlord may determine in its sole discretion, which shall be not more than ninety (90) days after the giving of Landlord's termination notice. In the event Landlord shall exercise such termination option (A) the term of this Lease with respect only to such portion of the Demised Premises shall cease and expire on the date specified in Landlord's termination notice, (B) the Fixed Rent and additional rent payable hereunder shall be respectively reduced, effective as of 11:59 p.m. on said date, by the amounts thereof allocable to such portion of the Demised Premises, and (C) the parties shall then (or prior thereto or promptly thereafter as Landlord may request) enter into a modification agreement of this Lease reflecting the deletion of such portion from the Demised Premises effective as of said date and the reduction of Fixed Rent, additional rent and Tenant's Proportionate Share required thereby. In the event Landlord shall exercise either of its foregoing options, Tenant shall be responsible for the cost of construction any necessary demising walls required by the deletion or subletting of such portion of the Demised Premises and complying with any laws and requirements of public authority pertaining thereto.

                  (3) In the event of a proposed sublease for less than all or substantially all of the Demised Premises and for less than all or substantially all of the balance of the term hereof, Landlord, at its option, exercisable by notice given to Tenant within said thirty (30) day period, may require Tenant to enter into a sublease of such portion of the Demised Premises to Landlord or its designees as sublessee upon the terms set forth in Section 11.04 hereof, which sublease shall be effective as of a date specified in Landlord's notice, which date shall be the later of (i) the effective date proposed by Tenant for such subletting or (ii) a date, as Landlord may determine in its sole discretion, which shall be not more than ninety (90) days after the giving of Landlord's notice. In the event Landlord shall exercise the foregoing option, Tenant shall be responsible for the cost of constructing any necessary demising walls and complying with any laws and requirements of any public authority pertaining thereto.

      For purposes of this subsection 11.03(b), as used herein the term "substantially all" shall mean in excess of eighty percent (80%) of the Demised Premises, or the remaining term of the Lease, as the case may be.

      Section 11.04. If Landlord exercises its option to sublet the premises proposed to be subleased, such sublease to Landlord (or its designee) as sublessee, shall be at the lower of (1) the portions of the Fixed Rent and additional rents then payable hereunder allocable to the sublease premises, or
(2) the rentals set forth in Tenant's notice of the business terms of the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

            (a) such sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

            (b) such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

            (c) such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease;

            (d) such sublease shall provide that any assignee or further assignee or further sublessee(s) of the sublessee's interest thereunder, may, at the election of Landlord, be permitted to make alterations, decorations, and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or sublessee may be removed, in whole or in part, by such assignee or sublessee, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or sublessee, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

            (e) such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the sublessee) may be for any purpose or purposes that Landlord, in Landlord's sole discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonable appropriate means of ingress to and egress from such space to be sublet by Tenant to the Landlord or designee, and (iv) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

      Section 11.05. In the event Tenant shall have duly complied with the provisions of Section 11.03 and Landlord shall not have exercised any of its options pursuant to Section 11.03, and on condition that Tenant is not then in default in the payment of any Fixed Rent or additional rent due hereunder and is not otherwise in material default with respect to any of Tenant's other obligations under this Lease, Landlord's consent (which shall be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonable withheld, provided, however, that Landlord may withhold consent thereto if, in the exercise of its sole but reasonable judgment, it determines that:

            (a) the financial condition (as shall be reasonable evidenced to Landlord by Tenant) and general reputation of the proposed assignee or sublessee are not commensurate with the financial obligations imposed by the proposed assignment or sublease, or the character and dignity of the Building and the existing tenancies thereof;

            (b) the proposed use of the Demised Premises or the relevant part thereof (i) is not appropriate for the Building or consistent with the character of the existing tenancies thereof or (ii) violate the permitted use(s) set forth in Section 3.01 or will violate any negative covenant as to use contained in any other lease of space in the Building;

            (c) the nature of the occupancy of the proposed assignee or sublessee will cause an excessive density of employees or traffic or make excessive demands on the Building's services, or facilities or in any other way will lessen the character or dignity of the Building;

            (d) the proposed assignee or sublessee (or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee) is then an occupancy of any part of the Building or any other building in the County of New York owned or operated under a ground or underlying lease by Landlord or any person or entity which directly or indirectly controls, is controlled by, or is under common control with Landlord or any person or entity which controls Landlord;

            (e) the proposed assignee or sublessee is a person or entity with whom Landlord was negotiating to lease space in the Building at any time during the previous six (6) month period;

            (f) the proposed sublease or assignment does not comply with the applicable provisions of this Article;

            (g) there would be, as a result of the proposed assignment or subletting, more than the legal number of occupants (including Tenant and Landlord or its designees) of the Demised Premises; and

            (h) the amount of the aggregate rent payable under the proposed sublease is less than the aggregate rent that Landlord is then asking for other space in the Building.

      As a condition of Landlord's consent to any assignment or subletting, Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the cost of making investigations as to the acceptability of the proposed assignee or sublessee and reasonable attorneys' fees incurred in connection with the reviewing of the assignment or sublease and preparing any consent thereto.

      Section 11.06. Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other sublessee and/or acceptance of rent or additional rent by Landlord from any sublessee, Tenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or sublessee or anyone claiming under or through any sublessee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 11.03, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, cost and expense, including reasonable attorneys' fees, resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

      Section 11.07. In the event that (a) Landlord fails to exercise any of its options under Section 11.03, and (b) Tenant fails to deliver the fully executed assignment or sublease within forty five (45) days after the expiration of Landlord's options period pursuant to said Section then Tenant shall again comply with all of the provisions and conditions of Section 11.03 before assigning this Lease or subletting the Demised Premises or the relevant part thereof.

      Section 11.08. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease (except for a subletting by Landlord pursuant to Section 11.04 hereof), it is further agreed that:

            (a) no subletting shall be for a term ending later than one day prior to the expiration date of this Lease:

            (b) no sublease shall be valid, and no sublessee shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

            (c) Tenant, whether through a broker, agent, representative, or otherwise shall not have (i) advertised or publicized in any way the availability of the Demised Premises or the relevant part thereof without prior notice to and written approval thereof by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rents, or (ii) listed the Demised Premises or relevant part thereof for subletting, at a rental rate less than the greater of (y) the Fixed Rent and additional rent then payable hereunder for such space or (z) the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building; and

            (d) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee shall, at Landlord's option, attorn to Landlord with respect to the executory provisions of such sublease except that Landlord shall not (i) be liable for any previous act or omission of the sublessor under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such sublessee against Tenant, or (iii) be bound by any previous modification of such sublease to which Landlord shall not have consented in writing or by any previous prepayment of more than one month's rent or additional rent thereunder.

      Section 11.09. If the Landlord shall give its consent to any assignment of this Lease or to any sublease Tenant shall in consideration therefor, pay to Landlord, as additional rent hereunder, the following sums, (each of which shall hereinafter be referred to as "Profit"):

            (a) in the case of an assignment, fifty percent (50%) of the excess, if any, of (i) the sum and other consideration paid to Tenant and/or its designee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) less, (ii) any reasonable and customary brokerage fees actually incurred in connection with such assignment; and

            (b) in the case of a sublease, fifty percent (50%) of the excess, if any, of (i) the sum of (A) all rents, additional rents and other consideration paid under the sublease to Tenant by the sublessee and (B) all other sums and consideration paid to Tenant or its designee for or by reason of such subletting (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) less (ii) the sum of (X) that part of the Fixed Rent and additional rent hereunder allocable to the subleased space and accruing for the corresponding period during the term of the sublease and (Y) any reasonable and customary brokerage fees actually incurred in connection with such sublease.

      Any amount(s) payable under this Section 11.09 shall be paid to Landlord as and when sums on account thereof are paid by or on behalf of any assignee(s) and/or any sublessee(s) to Tenant or its designee, and Tenant agrees to promptly advise Landlord thereof and furnish such information with regard thereto as Landlord may reasonably request from time to time.

      Tenant shall furnish to Landlord in the January calendar month immediately following each calendar year during any part of which any such sublease shall be in effect, a reasonable detailed financial statement certified as being correct by an executive financial officer or, if Tenant is not a corporation, a principal of Tenant, setting forth all sums accruing during the prior calendar year and realized by Tenant from such sublease and a computation of the Profit realized by Tenant during such prior calendar year. Tenant shall remit to Landlord together with such statement any Profit or portion thereof on account of such calendar year not previously remitted to Landlord.

      Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having an interest in possession, use, occupancy or utilization of the Demised Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from such portion of the Demised Premises so leased, used, occupied, or utilized (other than amount used on a fixed percentage or percentages of receipts or sales), and any such purported, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any such part of the Demised Premises.

      Section 11.010. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, sublessee or occupant and apply the net amount collected to the Fixed Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, sublessee or occupants as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

      Section 11.011. Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the fixed Rent, additional rent and adjustments of rent, and for the due performance of all of the terms, covenants, conditions and agreements herein contained on Tenants' parts part to be performed for the term of this Lease and shall agree that the provisions of this Article, notwithstanding such assignment or transfer, continue to be binding upon it in the future. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment with contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord its aforesaid written consent thereto. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time for performance of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant pursuant to this Lease.

      Section 11.012. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory or otherwise shall not operate to vest any right or interest in this Lease or the Demised Premises nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by third parties. It is expressly understood that any such listing is a privilege extended by Landlord that is revocable at will by written notice to Tenant.

                                   ARTICLE 12
                                    INSURANCE

      Section 12.01. Landlord shall maintain during the term of this Lease a policy or policies of insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Building. Such coverage shall be in such amounts as Landlord may from time to time determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or floor damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Land or Building or the ground or underlying lessors of the Land or Building, or any portion thereof. Tenant shall neither use the Demised Premises nor permit the Demised Premises to be used or acts to be done therein which will (a) increase the premium of any insurance described in this Article; (b) cause a cancellation of or be in conflict with any such insurance policies; (c) result in a refusal by insurance companies of good standing to insure the Building or the Land in amounts reasonably satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation being conducted in the Demised Premises. Tenant shall, at Tenant's expense, comply as to the Demised Premises with all insurance company requirements pertaining to the use of the Demised Premises. If Tenant's conduct or use of the Demised Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

      Section 12.02. Tenant shall maintain during the term of this Lease the following coverages:

            (a) Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Demised Premises, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in this Article, for limits of liability not less than:

      Bodily Injury and                   $3,000,000  each occurrence
      Property Damage Liability           $3,000,000  annual aggregate

      Personal Injury Liability           $3,000,000 each occurrence
                                          $3,000,000 annual aggregate
                                          0% Insured's participation

            (b) Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Demised Premises installed by, for, or at the expense of Tenant,
(ii) the Tenant's improvements, and (iii) all other improvements, alterations and additions to the Demised Premises. Such insurance shall be written on all "all risks" physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage.

            (c) The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under this Article; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of New York;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be cancelled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver duplicate copies of said policy or policies or original certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent within five (5) days after delivery to Tenant of bills therefor.

            (d) Tenant shall carry and maintain during the entire term of this Lease, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Demises Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided that such types and/or amounts of insurance are comparable to those being required by other landlord of first class office building located in the Borough of Manhattan.

      Section 12.03. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

                                   ARTICLE 13
                              DAMAGE OR DESTRUCTION

      Section 13.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause (whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors) and if this Lease shall not have been terminated in accordance with this Article, then Landlord, to the extent permitted by available insurance proceeds, shall repair the damage and restore and rebuild the Building and/or the Demised Premises with reasonable dispatch after notice to Landlord of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property or the property that is deemed Landlord's Property. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be relieved of liability or responsibility for damage or destruction resulting from the acts or neglect of Tenant or any of its sublessees or its or their employees, agents, contractors, visitors, licensees or invitees, if the insurance policies carried by Landlord on the Building do not contain a waiver of the right of subrogation, nor shall Landlord be deemed to have waived any of its rights under this Lease or at law or in equity.

      Section 13.02. In the event all or a portion of the Demised Premises shall be so damaged by fire or other casualty as to be rendered completely or partially untenantable or in the event the Building shall be so damaged (irrespective of whether or not the Demised Premises are damaged) so that all or a portion of the Demised Premises shall be rendered untenantable, then, and in any such event, Fixed Rent and the additional rent payable pursuant to Article 5 and 6 hereof shall be (a) completely abated in the event all of the Demised Premises shall be untenantable, or (b) in the event only a portion of the Demised Premises shall be untenantable, partially abated to the extent that such Fixed Rent and additional rent shall be allocable to such untenantable portion of the Demised Premises.

      In either case, such abatement shall be only for the period from the date of such damage to the date (i) such damage shall be substantially repaired, or
(ii) if the Demised Premises are not damaged but rendered untenantable because of damage to the Building, the date on which the Demised Premises are again tenantable, provided, however, that if Tenant (or any sublessee(s) or licensee(s) of Tenant) should reoccupy all or part of such untenantable space for the conduct of business therein prior to the date that the damage thereto is substantially repaired or such space is again tenantable, then abatement of Fixed Rent and additional rent pursuant to Article 5 and 6 hereof allocable to such reoccupied space shall cease as of the date of such reoccupancy. The term "substantially repaired " as used herein shall mean repaired except for such minor details or so called "punch-list" items, the non-performance of which shall not preclude Tenant from reoccupying the affected portion or all of the Demised Premises, as the case may be, and conducting its business therein.

      Section 13.03. In the event the Building or the Demised Premised shall be totally damaged or destroyed by fire or other casualty, or in the event the Building shall be so damaged or destroyed by fire or other casualty (irrespective of whether or not the Demised Premises are damaged thereby) that Landlord shall decide to demolish or rebuild it, or if its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord) of more than twenty percent (20%) of the full insurable value of the Building immediately prior to the casualty, then, and in any of said events, Landlord shall have the option exercisable by notice given to Tenant within ninety (90) days after the date of the casualty, to cancel and terminate this Lease as of a date specified in Landlord's termination notice which date shall be not more than (30) days after the giving of Landlord's termination notice, in which event the term of this Lease shall cease and expire on the date specified in Landlord's notice with the same force and effect as if such date were originally provided herein as the expiration date of the term hereof.

      Section 13.04. In the event of any damage or destruction mentioned in this Article which shall cause the Demised Premises to be untenantable, and if Landlord has not substantially completed the making of the repairs and restoration required to be made by Landlord pursuant to the provisions of this Article within a period of twelve (12) months from the date of such damage or destruction, which period, however, shall be extended by the number of days, if any, as shall equal the aggregate number of days that Landlord may have been delayed in making such repairs and restoration by reason of labor trouble, governmental controls, act of God, adjustment of insurance loss or any other cause beyond Landlord's reasonable control, then Tenant may terminate this Lease by notice given to Landlord within thirty (30) days after the expiration of such twelve (12) months or longer (by reason of any such extension) period, effective as of date specified in such notice, which shall be not more than thirty (30) days after giving thereof, and the term of this Lease shall expire on such date with the same force and effect as if such date were originally provided herein as the expiration date of the term hereof.

      Section 13.05. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall endeavor to effect such repair or restoration promptly and in such a manner (working, however, during Business Hours of Business Days unless Landlord in its sole discretion shall otherwise determine) as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

      Section 13.06. Notwithstanding any of the foregoing provisions of this
Article 13, if Landlord or any Superior Lessor or the holder of any Superior Mortgage shall be unable to collect all of the insurance proceeds (including, without limitation thereof, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Fixed Rent or additional rent until the total amount of such rents not abated which would otherwise have been abated equals the amount of uncollected insurance proceeds.

      Section 13.07. Landlord will not carry separate insurance of any kind on Tenant's Property or on property which is deemed Landlord's Property pursuant to
Section 8.01 hereof and Landlord shall not be obligated to repair any damage thereto or restore or replace same, the repair, restoration and replacement of which shall be Tenant's responsibility and Tenant shall carry appropriate insurance thereon and on all improvements and betterments made for or on behalf of Tenant in the Demised Premises as required by this Lease.

      Section 13.08. In the event of the termination of this Lease pursuant to any of the provisions of this Article, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if such date were the date originally set forth herein as the expiration date of the term hereof, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date subject, however, to any applicable abatement to which Tenant may be entitled pursuant to the provisions hereof.

      Section 13.09. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for a contingency in the absence of an express agreement and any other law of like import, now or hereafter in force, shall have no application to the Demised Premises and this Lease.

                                   ARTICLE 14
                              LANDLORD'S LIABILITY

      Section 14.01. The Landlord shall not be liable to Tenant for (a) any loss, injury or damage to property of Tenant or of others entrusted to employees of the Building, or for any loss of or damage to any property of Tenant or others by theft or action by a third party, (b) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of said Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, (c) any of the foregoing damage, loss or injury caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work, (d) any damage, loss or injury caused by or attributable, in whole or in part, to any latent defect in the Demised Premises or in the Building, and (e) consequential damages arising out of any claim by Tenant against Landlord under this Lease, whether or not caused by the negligence of Landlord, including (without limitation) claims for any loss of use of, or loss or damage to, all or any part of the Demised Premises or any equipment or facilities therein.

      Section 14.02. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors, Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all claims, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, attorney's fees and expenses, arising from or in connection with:

            (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Demised Premises during the term of this Lease or any holdover period or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises;

            (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors;

            (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in, at or upon the Demised Premises; and

            (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. In case any action or proceeding be brought against Landlord and/or any Superior Lessor or Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, at its expense, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord and/or such Superior Lessor or Superior Mortgagee.

      Section 14.03. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building and/or the Land, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. In no event shall any trustee, advisor, beneficiary, director, officer, partner, employee, owner or principal or any partner or other person or entity comprising the Landlord (collectively, the "Parties"), be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and/or the Land and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

                                   ARTICLE 15
                                  CONDEMNATION

      Section 15.01. If the whole Building or the Demised Premises shall be taken by condemnation or in any other manner for which any public or quasi-public use or purpose (other than in a temporary taking for use, as to which Section 15.04 shall apply) this Lease and the term and estate hereby granted shall terminate as of this date of vesting of title on such taking (herein called the "Date of the Taking"), and the Fixed Rent and additional rent shall be prorated and adjusted as of such date.

      Section 15.02. If any part of the Building shall be so taken this Lease shall be unaffected by such taking, except that

            (a) Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety days (90) after the Date of the Taking, and

            (b) if fifty percent (50%) or more of the Demised Premises shall be so taken and the remaining area of the Demised Premised shall not be reasonably sufficient for Tenant to continue the feasible operation of its business therein, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This lease shall terminate on the date specified in such notice from Landlord or Tenant which shall be not less than (90) days from the date of such notice, and the Fixed Rent and additional rent shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the Fixed Rent and additional rent shall be adjusted according to the rentable area remaining.

      Section 15.03. Landlord shall be entitled to receive the entire award payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its rights, title and interest now or hereinafter arising in and to every such award or payment. Notwithstanding the foregoing, in the event of a termination of this Lease by reason of any taking, Tenant may make separate claims for its fixtures actually taken and for moving expenses.

      Section 15.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for use and occupancy of the Demised Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue being responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and additional rent when due. If the period of temporary use of occupancy shall be extended beyond the expiration date of this Lease, that part of the award which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be appointed between Landlord and Tenant so that Landlord shall receive for his own account so much thereof as shall be allocable to the period after such expiration date, and such portion thereof as shall be allocable up to an including such expiration date shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and additional rent becoming due hereunder during such period.

      Section 15.05. In the event of any taking of less than the whole of the Building and/or the Land which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the demised Premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building and Demised Premises (other than those parts of the Demised Premises which are Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a tenantable Building and Demised Premises.

                                   ARTICLE 16
                            CONDITIONS OF LIMITATION

      Section 16.01. This Lease and the term and estate hereby granted are subject to the limitations that:

            (a) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall file a voluntary petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic) or shall make an assignment for benefit of creditors, or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of the property or assets of Tenant; or

            (b) if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other statute or law (foreign or domestic,) such proceeding shall not have been dismissed, or if within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged; or

            (c) if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Demised Premised shall be taken or occupied or attempted to be taken or occupied, then Landlord at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice of intention, and upon the expiration of said (3) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 18 hereof.

      Section 16.02. This Lease and the term and estate hereby granted are subject to the further limitations that:

            (a) if Tenant shall default in the payment of any Fixed Rent or additional rent, and such default shall continue uncured for five (5) days after notice by Landlord to Tenant of such default; or

            (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease other than a default in the payment of any Fixed Rent or additional rent and such default shall continue and not be remedied within fifteen (15) days after notice by Landlord to Tenant of such default, or, if such default is of such a nature that it cannot with due diligence be remedied within said period of fifteen (15) days, if Tenant shall not (i) promptly upon the giving by Landlord of such notice, give notice to Landlord of Tenant's intention to institute all steps necessary to remedy such default (ii) promptly institute and thereafter diligently and with continuity prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time (not to exceed 60 days) after the date of the giving of said notice by Landlord and in any event prior to such time as would either (x) subject Landlord, or any directors, officers, partners or employees or agents of Landlord, or any Superior Lessor, or Superior Mortgagee to prosecution for a crime or (y) cause a default under a Superior Lease or any Superior Mortgage; or

            (c) if there shall be any default by Tenant of the provisions of
Article 11 hereof; or

            (d) if Tenant shall vacate or abandon the Demised Premises; or

            (e) deleted prior to execution;

then and in any of said events, Landlord may give to Tenant a notice of intention to terminate this Lease and to end the term and estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and upon the expiration of said three (3) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if such third day were expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 18 hereof.

      Section 16.03. Nothing in Sections 16.01 or 16.02 shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such a termination, it shall do so as a holdover tenant.

                                   ARTICLE 17
                              RE-ENTRY BY LANDLORD

      Section 17.01. If Tenant shall default in the payment of any Fixed Rent or additional rent, and such default shall continue for five (5) days after notice by Landlord to Tenant of such default, or if this Lease shall terminate as provided in Article 16 of any other provision of this Lease:

            (a) Landlord or Landlord's agent or employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any other suitable action or proceeding at law, or by force or otherwise (without liable to indictment, prosecution or damages therefore) and may repossess the same and dispossess Tenant and any other person(s) from the Demised Premises and may remove Tenant or any and all of their property and effects therefrom, without liability for damages thereto or accountability therefor, to the end that Landlord may have, hold and enjoy the Demised Premises, provided however, in no event, shall any such re-entry be deemed an acceptance of surrender under this Lease:

            (b) Landlord, at its option, may relet the whole or any portion(s) of the Demised Premises from time to time, either in name of the landlord or otherwise, to such tenant or tenants, for such term or terms ending before, or on or after the date originally provided herein as the expiration date of the term hereof, at such rentals and upon such other conditions, which may include concessions and free rent period, a Landlord in its sole discretion may determine. Landlord shall have no obligation to relet the Demised Premises or any portion thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any portion thereof or, in the event of any such reletting, for failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to release or relieve Tenant from any liability under this Lease or otherwise to affect such liability. Further, Landlord may make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Demised Premises as Landlord in its sole discretion considers advisable or necessary in connection with any such reletting or proposed reletting, without releasing or relieving Tenant from any liability under this Lease or otherwise affecting any such liability; and

            (c) If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the Demised Premises pursuant to the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or pursuant to any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of the Tenant:

                  (i) Tenant shall thereupon pay to Landlord the Fixed Rent and additional rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be.

                  (ii) Tenant shall also pay to Landlord damages as provided in
Article 18, and

                  (iii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlords option, against any damages payable by Tenant under Article 18 or pursuant to law.

      Section 17.02. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant including all creditors, does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant and all such persons might otherwise have to:

            (a) the service of any notice of intention to re-enter or to institute legal proceedings to that end;

            (b) redeem the Demised Premises or any interest therein;

            (c) re-enter or repossess the Demised Premises; or

            (d) restore the operation of this Lease after Tenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease.

      Section 17.03. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

                                   ARTICLE 18
                          LANDLORD'S REMEDIES, DAMAGES

      Section 18.01. If this Lease is terminated pursuant to the provisions of
Article 16 or otherwise in accordance with this Lease, or if Landlord shall re-enter the Demised Premises pursuant to the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry, by or pursuant to any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

            (a) a sum which at the time of such termination of this Lease or at the time of such re-entry by Landlord, as the case may be, represents the present value of the aggregate amount of the Fixed Rent and the additional rent under Articles 5 and 6 which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises for the same period, or

            (b) sums equal to the Fixed Rent and the additional rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises during said period, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord for such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease and that such reletting may be of all or portion(s) of the Demised Premises either alone or together with other space in the Building (in which event the cut rents therefrom and the expenses of reletting shall be equitably apportioned); but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.

      If the Demised Premises or any portion(s) thereof shall be relet by Landlord for the unexpired portion of the term of this Lease, or any portion thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or portion thereof, so relet during the term of the reletting.

      Section 18.02. An action or actions for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be:

            (a) deemed to require Landlord to postpone action until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 17, or under any provision of law, or had Landlord not re-entered the Demised Premises;

            (b) construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant; or

            (c) construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry in the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

      Section 18.03. In addition, if this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the Demised Premises under the provisions of Article 17, Tenant agrees that:

            (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

            (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and

            (c) for the breach of any covenant of Tenant set forth above in this
Section 18.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of complying with such covenant (as estimated by an independent contractor elected by Landlord).

      Section 18.04. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, without notice in the event of an emergency, and in any other event only if such default shall continue uncured after (i) notice of such default shall have been given by Landlord to Tenant, and (ii) any applicable grace period for curing same shall have expired. Tenant shall reimburse Landlord, as additional rent hereunder, within five (5) days after Landlords delivery of a statement therefor for all expenditures made by, or damages or fines sustained or obligations incurred by Landlord including, without limitation, reasonable counsel fees and legal fees in instituting, prosecuting or defending any action or proceedings, due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with.

                                   ARTICLE 19
                             SERVICES AND EQUIPMENT

      Section 19.01. For purposes of this Lease,

            (a) the term Business Days" shall mean all days excluding Saturdays, Sundays and days observed by the City of New York, the State of New York or Federal Government as legal holidays, and further excluding holidays established by any union contract applicable to Building employees, and

            (b) the term "Business Hours" shall mean the hours from 8:00 a.m. to 6:00 p.m. of Business Days.

      Section 19.02. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

            (a) provide necessary elevator facilities during Business Hours of Business Days and shall have sufficient elevators available at all other times;

            (b) maintain and keep in good order and repair the air conditioning, heating and ventilating systems installed by Landlord and operate the aforesaid systems when seasonably required during Business Hours on Business Days;

            (c) provide Building standard cleaning and janitorial services in accordance with the provisions of Exhibit B hereof;

            (d) furnish hot and cold water for lavatory and drinking and office cleaning purposes; and

            (e) Tenant shall have access to the Demised Premises seven days each week, 24 hours a day.

      Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Demised Premises during the hours or days Landlord is not required to furnish heat, ventilation or air conditioning pursuant to this section. Landlord has informed Tenant that the windows of the Demised Premises and the Building are or may be sealed, and that the Demised Premises may become uninhabitable and the air therein may become unwholesome during the hours or days when Landlord is not required pursuant to this paragraph to furnish heat, ventilation or air conditioning. Any use or occupancy of the Demised Premises during the hours or days Landlord is not so required to furnish heat, ventilation or air conditioning to the Demised Premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the Demised Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Demised Premises. Tenant shall in any event cause all of the windows in the Demised Premises to be kept closed and shall cause and keep entirely unobstructed all of the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. In the event that Tenant shall require air conditioning, heating or ventilation at times when same are not required to be furnished by Landlord, Tenant shall give Landlord at least twenty-four (24) hours' advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay Landlord's then established charges therefor as additional rent. Landlord shall have no responsibility or liability of any kind or nature whatsoever in connection with the installation, operation, maintenance or repair of Tenant's supplemental autonomous heating, ventilating and/or air conditioning units, and Tenant agrees to pay Landlord's then established charges for condenser water if furnished for the operation thereof. If Tenant requires, uses or consumes water for any other purposes, Landlord may install a meter or meters or use other means to measure Tenant's water consumption for all purposes, and Tenant shall reimburse Landlord for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

      Section 19.03. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 19 when the necessity therefore arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to complete all repairs or other work so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit.

      Section 19.04. Tenant shall reimburse Landlord for the cost to Landlord of removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy or by any use of the Demised Premises during other than Business Hours.

      Section 19.05. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and occupants of the Building. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and the maintenance work in the Demised Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated on at least a monthly basis to the satisfaction of Landlord and shall for such purposes employ exterminators designated by Landlord.

                                   ARTICLE 20
               ACCESS; RIGHT TO CHANGE PUBLIC PORTIONS OF BUILDING

      Section 20.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows (which term "windows" shall include any film now or hereafter installed thereon by Landlord, at its option, to conserve energy in the Building) and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

      Section 20.02. Landlord reserves the right, and Tenant shall permit Landlord, (a) to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises and (b) to make such repairs, changes, alterations, additions and improvements in or to the Demised Premises and/or in or to any portion(s) of the Building facilities, equipment and systems located in or passing through the Demised Premises as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith without any liability to Tenant and without the same constituting an eviction of Tenant, in whole or in part, and without any abatement or reduction in Fixed Rent or additional rent payable hereunder or any reduction of Tenant's covenants and obligations hereunder. Landlord shall use its reasonable efforts to minimize any disruption to Tenant in connection with any alterations or repairs.

      Section 20.03. Landlord and its employees and agents shall have the right to enter and/or pass through the Demised Premises upon reasonable notice (which may be oral) and at reasonable times to examine the Demised Premises and to show same to actual and prospective tenants, lessors, mortgagees, purchasers, or lessees of the Land and/or the Building or any interest therein, except, however, in the event of an emergency, in which case Landlord and its employees and agents may enter the Demised Premises at any time without any requirement of notice. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agent may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's Property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

      Section 20.04. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, rigging, maintenance and/or cleaning in or about the Building, or if any part of the Building other than the Demised Premises is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

      Section 20.05. If, during the last two (2) months of the term of this Lease, Tenant has removed all or substantially all of Tenant's Property from the Demised Premises, Landlord may, without notice to Tenant, immediately enter the Demised Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's covenants and obligations hereunder.

      Section 20.06. Landlord reserves the right at any time, without incurring any liability to Tenant therefor, and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passageways, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable, provided that in no event shall the services provided to Tenant by Landlord be materially diminished as a result of such changes.

                                   ARTICLE 21
                                     BROKER

      Section 21.01. Tenant warrants and represents that it has not dealt with any broker, finder or agent other than the Broker in connection with this Lease or the leasing of the Demised Premises, and that Tenant had no conversations or negotiations with any broker, finder or agent (other than Broker) concerning this Lease or the leasing of the Demised Premises. Tenant agrees to indemnify and hold Landlord harmless against and from any claims, costs, expenses and liabilities, including, without limitation, attorneys' fees and expenses, imposed upon, incurred by or asserted against Landlord arising out of any breach of the foregoing representation. Landlord agrees to pay any commission or compensation to the Broker in connection with this Lease and the leasing of the Demised Premises pursuant to separate agreements.

                                   ARTICLE 22
                                  SUBORDINATION

      Section 22.01. This Lease and all rights of Tenant hereunder are subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing (any of the foregoing being herein referred to as a "Superior Lease") and to all mortgages which may now or hereafter affect the Land, the Building, and/or any Superior Lease (any of the foregoing being herein referred to as a "Superior Mortgage") whether or not such Superior Mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, consolidations, replacements and extensions of such Superior Leases and such Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any certificate that Landlord, the lessor under any Superior Lease, the holder of any Superior Mortgage, or any of their respective successors in interest may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instruments within seven (7) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenants attorney-in-fact, coupled with an interest, to execute any such certificate or certificates for and on behalf of Tenant.

      Section 22.02. At the option of Landlord or any successor landlord, including the holder of any Superior Mortgage, the purchaser of the mortgaged premises in foreclosure and any lessor under any Superior Lease who shall succeed to the Landlord's interest herein (collectively the "Successor Landlord"), Tenant agrees that neither the foreclosure of a Superior Mortgage, nor the institution of any suit, action, summary or other proceeding against the Landlord or any Successor Landlord, nor any foreclosure proceeding brought by the holder of any such Superior Mortgage to recover possession of the premises covered thereby, shall by operation of the law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and at the option and upon the request of any such Successor Landlord, Tenant covenants and agrees to attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not:

            (a) be liable for any previous act or omission of Landlord under this Lease;

            (b) be subject to any offset not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; and

            (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the Superior Lease or the holder of the Superior Mortgagee, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

      Section 22.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction pursuant to the terms of this Lease, Tenant will not exercise any such right until (a) Tenant has given written notice of such act or omission to the holders of any Superior Mortgages and the lessors under any Superior Leases whose names and addresses shall previously have been furnished to Tenant, and
(b) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice during which none of such parties has given notice to Tenant of its intention to remedy such act or omission or to cause the same to be remedied and promptly commences and thereafter continues such remedy with reasonable diligence.

      Section 22.04. If, in connection with obtaining financing, a banking, insurance or other recognized institutional lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not, in Tenant's reasonable opinion, materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises. Nothing contained in this Section 22.04 shall be construed to require modifications to this Lease that increase the economic obligations of the Tenant under this Lease or decrease the Landlord's obligations under the terms of this Lease.

                                   ARTICLE 23
                     LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL

      Section 23.01. If Tenant or Landlord shall bring any action or suit for any relief against the other, declaratory or otherwise, arising out of this Lease or Tenant's occupancy of the Demised Premises, the parties hereto agree to and hereby waive any right to a trial by jury, and the losing party shall pay the successful party a reasonable sum for attorney's fees in such action or suit.

      Section 23.02. Tenant hereby waives the right to interpose a counterclaim (other than compulsory counterclaims) in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid Fixed Rent or additional rent under this Lease.

      Section 23.03. In the event the Tenant claims or asserts that the Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claims for money damages in any action or by way of set-off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies. Whenever Landlord's consent or approval is required under this Lease, and this Lease does not specify that such consent or approval shall not be unreasonably withheld or delayed, Landlord may determine whether to grant or withhold such consent or approval in its sole and absolute discretion, regardless of whether such refusal to consent or approve may be deemed arbitrary.

      Section 23.04. Whenever this Lease requires Landlord's consent or approval, Tenant shall reimburse Landlord on demand as a condition to granting such consent or approval any costs that may be incurred in connection with reviewing the request for consent or approval, including, without limitation, reasonable attorneys fees.

                                   ARTICLE 24
                              ESTOPPEL CERTIFICATE

      Section 24.01. Tenant agrees, at any time, and from time to time, upon not less than seven (7) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord or Landlord's designee certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which Fixed Rent and additional rent have been paid and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and any claim or offset in favor of the Tenant, and, if any, specifying each such default, claim or offset in favor of the Tenant, of which signer may have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or the passage of time or both, would constitute such a default and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty which may be relied upon, regardless of independent investigation, by Landlord and others with whom Landlord may be dealing including, without limitation, any purchaser or prospective purchaser of the Land and/or the Building and/or Landlord's interest under any Superior Lease, and by any mortgagee or prospective mortgagee of any Superior Mortgage and/or Landlord's interest in any Superior Lease, and by any landlord under a Superior Lease. If Tenant fails to execute, acknowledge or deliver any such instruments within seven (7) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute any such certificate or certificates for and on behalf of Tenant.

      Section 24.02. Within ten (10) days of delivery of written request by Landlord but not more frequently than two (2) times in any twelve month period, Tenant shall deliver to Landlord (a) copies of the most current financial statements of Tenant and of any guarantor of Tenants obligations under the Lease certified by an independent certified public accountant and (b) such further detailed financial information with respect to Tenant and any such guarantors as Landlord or the holder or any Superior Mortgage or Superior Lease may reasonably request.

                                   ARTICLE 25
                          SURRENDER OF DEMISED PREMISES

      Section 25.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and shall remove all property therefrom, required to be removed as in
Article 8 provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

      Section 25.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

      Section 25.03. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises upon the expiration or sooner termination of the term of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to landlord resulting from any failure by Tenant timely to surrender the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the Expiration Date or sooner termination of the term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or sooner termination of the term of this Lease, a sum (the "Holdover Rent") equal to two (2) times the average of the monthly installments of Fixed Rent and additional rent which was payable per month under this Lease during the six (6) months period preceding such expiration or sooner termination of the term of this Lease, which Holdover Rent shall be in addition to all other costs, claims, losses or liabilities which Tenant has agreed to indemnify Landlord against pursuant to this Section. If Landlord shall, at any time after the expiration or sooner termination of the term hereof, proceed to remove Tenant from the Demised Premises as a holdover tenant, Tenant shall pay the Holdover Rent for the use and occupancy of the Demised Premises during any holdover period. Tenant's aforesaid obligations shall survive the expiration or earlier termination of the term of this Lease.

                                   ARTICLE 26
                                     NOTICES

      Section 26.01. (a) Except as expressly stated otherwise in this Lease, any notice or other communication required or permitted to be given or made by either Landlord or Tenant to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority shall be in writing and shall be delivered to such other party personally, or sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight courier, addressed to Tenant at the Building and to Landlord, c/o Heitman Properties Ltd., 180 North LaSalle Street, Chicago, Illinois 60601, Attention: Property Management Department, or at such other address designated by such party in accordance with this Article. The date of the giving of such bill, statement, notice or communication shall be deemed to be the date of personal delivery or mailing. Either party may, by notice from time to time to the other party, designate a different address (which, however, shall be located in the continental United States and shall not be a Post Office Box) for notices intended for it. Any notice of change of address shall be deemed to have been given when received by the party to whom such notice is given. Tenant agrees that any notice required to be given to Tenant by Landlord under the provisions of this Lease may be given by Landlord's agents or attorneys, as same are set forth above, and in such event, such notice shall be deemed to have been given by Landlord.

            (b) A copy of all notices to Tenant and Landlord shall be sent to the addresses set forth in Article 1, and otherwise in accordance with the provisions of this Article.

                                   ARTICLE 27
                                SECURITY DEPOSIT

      Section 27.01. Tenant has delivered to Landlord the Security Deposit as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect to any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Tenant further agrees that the security deposited and held hereunder shall be increased from time to time as the Fixed Rent hereunder increases so that at all times the security shall be in an amount equal to one (1) month of the Fixed Rent. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the Expiration Date and after delivery of entire possession of the Demised Premises to Landlord. If Landlord applies or retains any part of the security so deposited, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained, so that Landlord shall have the full deposit on hand at all times during the term of this Lease. In the event of a sale of the Land and Building or leasing conveyance or transfer of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee, lessee or transferee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 28
                           COVENANT OF QUIET ENJOYMENT

      Section 28.01. Landlord covenants that upon Tenant paying all Fixed Rent and additional rent and observing and performing all the terms, covenants and provisions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises without interference by any person lawfully claiming by or through Landlord, subject nevertheless to the terms and conditions of this Lease, and provided further that this covenant shall bind and be enforceable against Landlord, subject to the terms hereof, only so long as Landlord is the holder of the Landlord's interest in this Lease and is collecting rent from Tenant but not thereafter.

                                   ARTICLE 29
                               PARTNERSHIP TENANT

      Section 29.01. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 11 (any such partnership and such persons are referred to in this Article as "Partnership Tenant"), the following provisions of this Article shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be binding upon Partnership Tenant and all such parties, (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Article) and (f) on each anniversary of the Commencement Date, Partnership Tenant shall deliver to Landlord a list of the names of all partners and their current residential addresses.

      Section 29.02. If any partner in Tenant is a professional corporation, Tenant agrees to cause such professional corporation and each individual shareholder thereof to execute such guaranties and other instruments, agreements or documents as Landlord may reasonably request confirming that such individual shareholder shall have the same obligations and liability under this Lease as such shareholder would have had if he, and not such professional corporation, were a partner in Tenant.

      Section 29.03. Tenant and each of the partners/shareholders of Tenant hereby waive any Requirements of Law that may require that Landlord to first look to the assets of Tenant for recovery of any sums due hereunder, it being the intention of the parties hereto that Landlord may, at its election, proceed against the assets of Tenant and/or the assets of the individual partners/shareholders of Tenant, whether simultaneously, or in such order of priority as Landlord may determine in its sole discretion. The provisions of this Article are not intended to mean that Landlord shall have limited or waived its rights to any other available remedies hereunder or under applicable law as to Tenant, including the right to look to the assets of Tenant for recovery of any sums due hereunder.

      Section 29.04. If any partner/shareholder of Tenant shall retire or withdraw from the Tenant, such retiring or withdrawing partner/shareholder shall have no liability to Landlord for the breach of any term, covenant or condition contained in this Lease occurring after the date of such retirement or withdrawal or for any act or omission of Tenant occurring after the date of such retirement or withdrawal, provided that not less than one-half (1/2) of the number of active partners/shareholders of Tenant as of the Commencement Date (the "Minimum Amount") shall remain following such withdrawal or retirement. If fewer than the Minimum Amount of active partners/shareholders of Tenant shall remain following such withdrawal or retirement, such retiring or withdrawing partner/shareholder shall (with all other partner/shareholder of Tenant who are otherwise liable) remain liable as set forth herein, providing that such retiring or withdrawing partner/shareholder shall be released from liability arising under this Lease from and after the date there are at least the Minimum Amount of active partners/shareholders of Tenant.

      Section 29.05. The partners/shareholders of Tenant hereby consent and submit to the jurisdiction of any court of record of New York State located in New York County, or of the United States District Court for the Southern District of New York and agree that service of process in any action or proceeding brought by Landlord may be made upon any or all partners/shareholders by mailing a copy of the summons to such partner(s)/shareholder(s) either at their respective addresses or at the Demised Premises, by registered or certified mail, return receipt requested. Notwithstanding the foregoing, the residence of any partner/shareholder of Tenant shall not be a basis for a choice of venue or for a motion by a partner/shareholder of Tenant for transfer of venue or forum non conveniens pursuant to any rule of common law and/or any applicable state or federal provision or statute, and each partner/shareholder of Tenant and Tenant hereby waives the right to choose venue or to move for transfer of venue or forum non conveniens on the grounds that an individual partner/shareholder of the Tenant resides in a particular jurisdiction.

                                   ARTICLE 30
                                  MISCELLANEOUS

      Section 30.01. Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to the Demised Premises to such a degree as to be objectionable to Landlord shall be placed and maintained by the party owning the machines or equipment, at such party's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

      Section 30.02. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

      Section 30.03. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease, or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

      Section 30.04. In the event that an excavation should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning.

      Section 30.05. Tenant, its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the rules and regulations (the "Rules and Regulations") set forth in Exhibit C attached hereto and made a part hereof. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the Rules and Regulations.

      Section 30.06. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the rules and regulations set forth or hereafter adopted by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept and deposit such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      Section 30.07. This Lease with the Exhibits annexed hereto, if any, contains the entire agreement between Landlord and Tenant and shall not be changed, modified, waived, released, discharged, terminated, in whole or in part, except in a writing expressly designated for the purpose of effecting such change, modification, waiver, release, discharge or termination and signed by both Landlord and Tenant.

      Section 30.08. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

      Section 30.09. The Building may be known as or by such name as Landlord, in its sole discretion, may determine, and Landlord shall have the right, at any time and from time to time, to change the name and/or the address of the Building without Tenant's consent.

      Section 30.010. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence that Tenant accepts the Demised Premises and that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was so taken.

      Section 30.011. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

      Section 30.012. Submission to Tenant by Landlord of the within Lease for review and execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof have been delivered to the respective parties hereto.

      Section 30.013. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.


      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first and above written.

Landlord:                          JMB-40 BROAD STREET ASSOCIATES

                                   By: JMB Income Properties Ltd. - XII, General
                                       Partner

                                       By: JMB Realty Corporation, Managing
                                           General Partner

                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------


Tenant:                            INFINITE TECHNOLOGY GROUP

                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       OPS. MGR.

                                   Federal I.D. No.  11-3140209
                                                    ----------------------------

                                    EXHIBIT A

                                   FLOOR PLAN

      This floor plan is annexed to and made a part of this Lease solely to indicate the Demised Premises by outlining and diagonal markings. All areas, conditions, dimensions and locations are approximate.

                                   EXHIBIT A-1

                                 LANDLORD'S WORK

See Attached


                                     A-1.2

                                                             INFINITE TECHNOLOGY

                                   EXHIBIT A-1
                              WORK LETTER AGREEMENT

      This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain office Lease (the "lease") between INFINITE TECHNOLOGY GROUP, as "Tenant", and JMB-40 BROAD STREET ASSOCIATES, as "Landlord", relating to demised premises ("Premises") at the building commonly known as 40 BROAD STREET, NEW YORK, NEW YORK (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

      For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

      1. Tenant's Initial Plans: the Work. Tenant desires Landlord to perform certain leasehold improvement work in the Premises in substantial accordance with the plan or plans (collectively, the "Initial Plan"), a copy or copies of which is/are attached hereto as Schedule 1. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work". Not later than five (5) days after request by Landlord, Tenant shall furnish to Landlord such additional plans, drawings, specifications and furnish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate all governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another Tenant's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.

      2. Working Drawings. If necessary for the performance of Work and not included as part of the Initial Plan attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph I above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.

      3. Performance of the Work. Landlord shall cause the performance of the Work using building standard materials, quantities and procedures then in use by Landlord ("Building Standards").

      4. Authorization to Proceed. Landlord may proceed with the Work at any time after the execution of this Work Letter and the completion of the Working Drawings, if applicable; provided, however, that Landlord, at its option, may request Tenant to execute and deliver to Landlord a separate written authorization (in the form then in use by Landlord) to proceed with the Work, in which even Tenant shall execute and deliver such written authorization within three (3) days after Landlord's request therefor, and, at Landlord's option, no work shall be commenced until Tenant has executed and delivered to Landlord such authorization.

      5. Substantial Completion. Landlord shall cause the work to be substantially completed on or before the scheduled date of commencement of the term of the Lease as specified in Section 1.05 of the Lease, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Landlord (or beyond the control of Landlord's contractors or subcontractors performing the Work) and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be Substantially Completed for all purposes under this Work Letter and the Lease if and when Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings, or when Tenant first takes occupancy of the Premises, whichever first occurs. If the Work is not deemed to be substantially completed on or before the scheduled date of the commencement of the term of the Lease as specified in
Section 1.05 of the Lease, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays, and notwithstanding anything contained in the Lease to the contrary, the Commencement Date of the Lease Term as specified in Section
1.05 of the Lease shall be extended to the date on which the Work is deemed to be substantially completed and the Expiration Date of the Lease Term as specified in Section 1.06 of the Lease shall be extended by an equal number of days. At the request of either Landlord or Tenant in the event of such extensions in the commencement and expiration dates of the term of the Lease, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord agrees to use reasonable diligence to complete all punch list work listed in the aforesaid architect's certificate promptly after substantial completion.

      6. Tenant Delays. There shall be no extension of the scheduled commencement or expiration date of the term of the Lease (as otherwise permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said scheduled commencement date by reason of any delay attributable to Tenant ("Tenant Delays"), including without limitation:

      (i) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

      (ii) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

      (iii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

      (iv) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant's requirements for special construction staging or phasing;

      (v) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

      (vi) any other act or omission of Tenant that causes a delay.

      7. Additional Work. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include a fee payable to Landlord in the amount of 15% of the total cost of such Additional Work as compensation to Landlord for monitoring the Additional Work and for administration, overhead and field supervision associated with the Additional Work and an additional charge payable to Landlord in the amount of 5% of the total Cost of the Work as compensation for the Landlord's general conditions (such fee and additional charge being hereinafter referred to collectively as "Landlord's Additional Compensation"), and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed Tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work, including Landlord's Additional Compensation (as reflected in Landlord's statement of such cost), within five
(5) days after Landlord's submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

      8. Tenant Access. Landlord, in Landlord's reasonable discretion and upon request by Tenant, may grant to Tenant a license to have access to the Premises prior to the date designated in the Lease for the commencement of the term of the Lease to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

      (a) Tenant shall give to Landlord a written request to have such access to the Premises not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to
Landlord: (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Tenants's Pre-Occupancy Work; (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (vii) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

      (b) Such pre-term access by Tenant and its representatives shall be subject to scheduling by Landlord.

      (c) Tenant's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Premises, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

      (d) Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically including provisions of Section IX thereof (regarding Tenant's improvements and alterations to the Premises), and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord or requires the use of elevators during hours other than 9:00 a.m. to 5:00 p.m. on Monday through Friday (excluding holidays) or of other Building services, Tenant shall reimburse Landlord for such extra cost and/or shall pay Landlord for such elevator service or other Building services at Landlord's standard rates then in effect.

      9. Lease Provisions. The terms and provisions of the Lease, insofar as they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of the same, Landlord shall have all of the rights and remedies provided for in the lease.

      10. Miscellaneous.

      (a) This Work Letter shall be governed by the laws of the state in which the Premises are located.

      (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

      (c) Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.

      (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

      (e) The headings set forth here in are for convenience only.

      (f) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.

      (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

      11. Exculpation of Landlord and Heitman. Notwithstanding anything to the contrary contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

      (a) The recourse of Tenant or it's successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its constituent partners; and

      (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its constituent partners, Heitman/JMB Advisory Corporation, Heitman Properties of New York Ltd. Or Heitman D.C. Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

            IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the _____ day of June, 1997.



TENANT:                                               LANDLORD:

INFINITE TECHNOLOGY GROUP                         JMB 40 BROAD STREET ASSOCIATES

By:                                               By: JMB REALTY CORPORATION,
    ------------------------------                    General Partner


Title:                                            By:
       ---------------------------                    --------------------------

                                    [Diagram]

                  Note - No furniture or equipment is included.

Remove existing drywall partition - 25 l.f. Remove/save HM door & frame - 2 ea.

Drywall:
1.    Install new drywall partition - 73 l.f.
2.    Install new HM door & frame to match existing - 3 ea.
3.    Relocate existing HM door & frame - 2 ea.
4.    Close opening at removed door & frame - 1 ea.
5.    Scar patches after demolition - 3 ea.

Woodwork:
1.    Install new paint grade wood window frames - 2 ea.

Acoustic:
1.    Not legible.
2.    Not legible.
3.    Patch after misc. electric work.

Electric:
1.    Install new light switches - 4 ea.
2.    Install new duplex outlets - 6 ea.
3.    Relocate existing light switch - 1 ea.
4.    Recircuit lights to new switches - 10 ea.

Sprinkler:
1.    Relocate existing sprinkler heads - 2 ea.

Flooring:
1.    Install vinyl base to match existing at new partitions.

Painting:
1.    Prepare and paint throughout entire space.

Glazing:
1.    Install new clear safety glass at Conference Room - 3 ea.

                                    EXHIBIT B

                                CLEANING SCHEDULE
                                 40 BROAD STREET

GENERAL CLEANING

Daily

Empty and clean all waste receptacles. Remove waste to a designated central location for disposal. Dust interiors and exteriors of waste and disposal cans or baskets.

Empty and clean all ash trays and receptacles.

Hand dust and clean all office furniture, fixtures and window sills. If textolite or similar desk tops are used, they are to be wiped with a damp cloth.

Unwaxed flooring used as corridors adjacent to the core shall be cleaned and mopped.

On completion of work all slop sinks are to be thoroughly cleaned and cleaning equipment stored neatly in designated locations.

Move and dust under all desk equipment, ash trays, telephones, and other similar equipment, replacing and dusting said equipment.

Floors

Group A           ceramic tile, marble, terrazzo.

Group B linolite, asphalt, koroseal, plastic vinyl, rubber or other composition floor and base.

Group C           carpet.

Nightly

All floors in Group B to be dry mopped.

All floors in Group C to be swept with a carpet sweeper.

Vacuum carpets in passenger elevators. Clean and vacuum all elevator saddles and tracks on all floors.

Remove gum and foreign matter from all floors as necessary.

Weekly

All floors to be swept. All floors in Group A to be swept, wet mopped with a detergent and rinsed.

All floors in Group C to be vacuumed.

All unwaxed floors and base to wet mopped and rinsed. They are to be scrubbed annually.

Dust and wipe clean all furniture, fixtures, shelving, desk equipment, telephones, cabinets, window sills, door casings and clean all glass tables and desk tops with impregnated cloths as needed.


                                     A-1.3

Dust and clean all chair rails, panelling, trim, door and other architectural louvers, lattices and ornamental work, grilles, pictures, vinyl or fabric of chairs and settees, ventilating louvers, charts, baseboards, spot clean doors, walls and woodwork, as well as exterior or directory board glass and display cases. Wash as needed. Vacuum and wash ceilings, if washable, as necessary to remove all dust around and on grilles.

Dust all moldings within reach, ledges, radiators, chair rails, baseboard and trim, damp dusting where necessary.

Wash window sills and remove all ink stains and smudges, as necessary.

Keep locker and slope sink rooms in clean and orderly condition.

Mop up and wash floors for spills, smears and foot tracks throughout, including tenant's space, as needed and wash floor in general, four (4) times a week.

Nightly cleaning operations will be scheduled to commence after 5:30 p.m. insofar as practical and possible.

Monthly

Dust all door louvers and ventilation louvers within reach.

Vacuum upholstered furniture.

Disinfect and damp wipe all partitions, enamel surfaces, tile walls, dispensers, doors and receptacles.

Remove stains as necessary and clean underside of rims of urinals and bowls. Wash down ceilings (including washable acoustical tile) and walls in washrooms and stalls from ceiling to floor as often as necessary, but at least once every thirty (30) days. Scrub floors as needed, but not less than once a week.

Machine scrub floors as necessary, with approved germicidal detergent solution.

Wash all ceilings including washable acoustical tile.

Vacuum ceiling.

BUILDING LAVATORIES AND REST ROOMS ON MULTI-TENANT FLOORS

Sweep, and/or wash and dry all flooring with approved germicidal detergent solution using a mop to remove all spills, smears, scuff marks and foot tracks throughout public bathrooms only.

Wash and polish all mirrors, powder shelves, bright work, enamel surfaces, including flushometers, piping, toilet seat hinges, and all metal.

Contractor shall use only non-abrasive materials to avoid damage and deterioration to chrome fixtures.

Scour, wash and disinfect all basins, bowls, and urinals with approved germicidal detergent solution, including tile walls near urinals.

Wash both sides of all toilet seats with approved germicidal detergent solution.

Empty and clean paper towel and sanitary disposal receptacles. Remove wastepaper and refuse, including soiled sanitary napkins, to a designated area in the premises and dispose of the same at Contractor's expense. All wastepaper receptacles to be thoroughly cleaned and washed.

Fill and maintain mechanical operation of all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin vending dispensers. Materials as approved by Landlord, to be furnished by Contractor. The filling of such receptacles


                                      A-1.4
to be in such quantity as to last the entire business day wherever possible and refilled daily in public bathrooms only as set forth in other parts of this specification.

Mop, rinse and dry ceramic tile floors.

It is the intention to keep lavatories thoroughly clean and not to use a disinfectant to mask odors. If disinfectants are necessary, an odorless disinfectant shall be used.

PERIODIC CLEANING (As required, but at least not less than monthly)

Building Lavatories and Rest Rooms

If applicable, strip and wax all resilient tile floors in toilet powder rooms and shampoo, if carpeted, as needed but not less than once every month, using proper disinfectant.

Wash all lighting fixtures as necessary. Do all high dusting approximately once a month. Wash all painting wall surfacing as needed, but not less than once every month.

Clean and disinfect all equipment drains. No acids permitted unless instructed by Landlord.

Clean urinals and bowls with scale-solvent as needed, but not less than once a week.

High Dusting - Office Areas

Do all high dusting every three months, unless otherwise specified, including the following:

Vacuum and dust all vertical services such as walls, partitions, doors, bucks and ventilating louvers, grills, high moldings, and other surfaces not reached in nightly cleaning. Dust all window frames.

Dust all lighting fixtures.

Wash all furniture glass as needed. Vacuum and dust ceiling tiles around ventilators.


                                      A-1.5




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                                    EXHIBIT C

                              RULES AND REGULATIONS

      1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees, and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

      2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees, agents, contractors or invitees or the tenant, shall be paid by such tenant.

      3. The Landlord may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the lease to which this Exhibit is attached) to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the building whenever appropriate arrangements have been previously made between the Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public, excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord reserves the right to restrict or prohibit access to the Building elevators and the tenant premises in the Building to persons with food deliveries, messengers and couriers (which are not employees of tenant), package delivery services and express mail delivery services (except for reputable, national overnight express mail services, i.e. U.S. Postal Service, Federal Express, DHL). If Landlord prohibits delivery to the tenant's premises, Landlord agrees to inform the tenant of such deliveries, and, at the tenant's option, Landlord will either have a Building employee make such delivery to the tenant's premises or Landlord will hold such deliveries in a designated area in the lobby of the Building until picked up by the tenant. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass, listing such package or other object, from the tenant from whose premises the package or object is being removed, but the establishment and enforcement, or failure to enforce, of such requirements shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Tenant shall comply with and shall require its principal, officers, employees, agents, visitors and invitees to comply with all security rules and regulations as may be put into effect by Landlord from time to time.

      4. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverages, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services. No Tenant shall install or permit to be installed any vending machines. Such services shall be furnished only at such house, in such places within the tenant's premises and under such regulations as may be fixed by the Landlord from time to time.


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

      5. No awnings, window or other air-conditioning units or other projections over or around the windows shall be installed by any tenant and only such window coverings as are supplied or permitted by the Landlord shall be used in a tenant's premises.

      6. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise or mail, any hand trucks, except those equipped with rubber tires and side guards.

      7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at anytime. All windows in each tenant's premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenants' premises.

      8. No noise, including, but not limited to, music or the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant and no cooking shall be done in the tenant's premises except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

      9. No tenant shall cause or permit any cooking, food or other odors to emanate from its premises into other portions of the Building.

      10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

      11. No lettering, signs, advertisement, notice or other objects shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without liability, and may charge the expense incurred by such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Any permitted changes or additions to the Building directory shall be made by Landlord upon a tenant's request and such tenant shall pay Landlord's administrative charge therefor. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which impairs the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, the tenant shall refrain from or discontinue such advertising or identifying signs. Each tenant shall be entitled to one listing on the Building Directory stating the name of the tenant.

      12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, who may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

      13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

      14. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

      15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

      16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the irregular duties, unless under special instructions from the office of the Landlord.

      17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

      18. No employees of any tenant shall loiter in or around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

      19. If the premises become infested with insects or vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

      20. Any and all water and/or food garbage, including coffee grinds, are to be deposited in a plastic liner bag in a water basket or other receptacle.

      21. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

      22. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building permitted therein.

      23. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight, elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. Landlord in all cases retains the right to prescribe the weight and proper position of such heavy furniture and safes. All damages done to the Building by taking in or out such merchandise, heavy furniture or safes or any damages done to the Building while any of said property shall be therein, shall be made good and paid for by tenant on demand.

      24. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, which, in its judgment, it deems is necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenants of any of the rules and regulations at any time prescribed for the Building.

      25. In the event that there shall be any inconsistency between the terms of the Lease and the Rules and Regulations, the terms of the Lease shall govern.


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